AN OFFERING CIRCULAR PURSUANT TO THE REQUIREMENTS OF REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING INVESTORS A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

As filed with the Securities & Exchange Commission on June 6, 2022

OFFERING CIRCULAR

FOR

OASIS REAL ESTATE INVESTMENTS 1, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

SECURITIES OFFERED:	14,000 Class A Units of Membership Interest
MAXIMUM AMOUNT OFFERED:	$14,000,000.00
MINIMUM INVESTMENT AMOUNT:	$1,000.00
CONTACT INFORMATION:	840 Santee Street, Suite 605 Los Angeles, CA 90014 contact@OASIS.build Phone: 310-480-3226

Oasis Real Estate Investments 1, LLC (the “Company”, “we”, “us” or “our”) is a Delaware limited liability company. The Company will be managed by Oasis Real Estate Investment Management, LLC, a Wyoming limited liability company (the “Manager”). As further described in this Offering Circular (the “Offering Circular”), this is a blind pool offering.

The Company is offering by means of this Offering Circular class A units of limited liability company membership interests (each a “Class A Unit” and collectively, the “Class A Units”) on a “best-efforts” and ongoing basis to investors who meet the Investor Suitability standards as set forth herein. (See “Investor Suitability” below.) Class A Units will be offered and sold directly by the Company, the Manager and the Company’s and Manager’s respective officers and employees. No commissions for selling Class A Units will be paid to the Company, the Manager or the Company’s or Manager’s respective officers or employees. While most Class A Units are expected to be offered and sold directly by the Company, the Manager and their respective officers and employees, the Company or Manager may also, in limited instances, offer and sell Class A Units through the services of independent broker/dealers who are member firms of the Financial Industry Regulatory Authority. The Company will be responsible for the payment of any commissions to independent broker/dealers who are member firms of the Financial Industry Regulatory Authority who are engaged by the Company in the sale of Class A Units.

The minimum investment amount per investor (each an “Investor” and collectively, the “Investors”) is One Thousand and No/100 Dollars ($1,000) for a total of One (1) Class A Unit. Investors cannot purchase fractional Class A Units. Investors whose purchase of Class A Units is accepted shall be referred to herein individually as a “Class A Member” or collectively as the “Class A Members” and with the “Class B Member”, Oasis Investment Holdings, LLC, a Wyoming limited liability company, an affiliate of the Manager, each a “Member” and collectively, the “Members” of the Company).

The Class A Units will not be listed for trading on a stock exchange or other trading market, and the Class A Units are subject to certain transfer restrictions as detailed in Article 9 of our limited liability company operating agreement (the “Operating Agreement”).

Investing in our Class A Units is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” to read about the more significant risks you should consider before buying our Class A Units. These risks include the following:

•We depend on our Manager to select our investments and conduct our operations. We will pay fees and expenses to our Manager and its affiliates that are not determined on an arm’s length basis, and therefore we will not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. These fees increase your risk of loss.

•We have no operating history, and as of the date of this Offering Circular. Therefore, there is no assurance that we will achieve our investment objectives.

•Our Manager does not have an exclusive management arrangement with us.  Our Manager or its principals may manage other companies that compete with us.

•This offering is being made pursuant to recently adopted rules and regulations under Regulation A of the Securities Act of 1933, as amended. The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested.

•If we raise substantially less than the maximum offering amount, we may not be able to acquire a diverse portfolio of investments and the value of your Class A Units may vary more widely with the performance of specific assets.

•If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

•We do not expect to make any distributions until the proceeds from this offering are invested and generating operating cash flow. While our goal is to pay distributions from our cash flow from operations, we may use other sources to fund distributions, including offering proceeds, borrowings or sales of assets. We have not established a limit on the amount of proceeds we may use to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced.

•Our Operating Agreement does not require our Manager to seek Member approval to liquidate our assets by a specified date. No public market currently exists for the Class A Units. Because the Class A Units will not be listed on an exchange and because they are subject to certain transfer restrictions, you may not sell your Class A Units. If you are able to sell your Class A Units, you may have to sell them at a substantial loss.

•Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

•Our intended investments in real estate will be subject to risks relating to the volatility in the value of the underlying real estate, default on underlying income streams, fluctuations in interest rates, and other risks associated real estate investments generally.  These investments are only suitable for sophisticated investors with a high-risk investment profile.

This offering is being conducted on a “best-efforts” basis, which means the principals and officers of the Manager will use commercially reasonable best efforts in an attempt to sell the Class A Units. Such officers will not receive any commission or any other remuneration for these sales. In offering the Class A Units on behalf of the Company, the principals and officers of the Manager will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended. The Company or Manager may also, in limited instances, offer and sell Class A Units through the services of independent broker/dealers who are member firms of the Financial Industry Regulatory Authority.

THE CLASS A UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THIS INVESTMENT INVOLVES A DEGREE OF RISK THAT MAY NOT BE SUITABLE FOR ALL PERSONS. ONLY THOSE INVESTORS WHO CAN BEAR THE LOSS OF A SIGNIFICANT PORTION OF THEIR INVESTMENT SHOULD PARTICIPATE IN THE INVESTMENT. (SEE “RISK FACTORS” BELOW.)

THE SECURITIES OFFERED HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE REGULATORY AUTHORITY NOR HAS ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION. THIS OFFERING CIRCULAR CONTAINS INFORMATION AND DISCLOSURES IN ACCORDANCE TO THE FORMAT SET FORTH IN SEC FORM S-11.

GENERALLY, NO SALE MAY BE MADE TO INVESTORS IF THE AGGREGATE PURCHASE PRICE BY INVESTORS EXCEEDS SEVENTY-FIVE MILLION AND N0/100 DOLLARS ($75,000,000) ANNUALLY, PURSUANT TO THE TERMS OF RULE 251 OF REGULATION A TIER II SET FORTH UNDER THE SECURITIES ACT OF 1933 (THE “ACT”).

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THAT INFORMATION AND THOSE REPRESENTATIONS SPECIFICALLY CONTAINED IN THIS OFFERING CIRCULAR; ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON. ANY PROSPECTIVE PURCHASER OF THE SECURITIES WHO RECEIVES ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD CONTACT THE COMPANY IMMEDIATELY

TO DETERMINE THE ACCURACY OF SUCH INFORMATION AND REPRESENTATIONS. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS OFFERING CIRCULAR SET FORTH ABOVE.

PROSPECTIVE PURCHASERS SHOULD NOT REGARD THE CONTENTS OF THIS OFFERING CIRCULAR OR ANY OTHER COMMUNICATION FROM THE COMPANY AS A SUBSTITUTE FOR CAREFUL AND INDEPENDENT TAX AND FINANCIAL PLANNING. EACH POTENTIAL INVESTOR IS ENCOURAGED TO CONSULT WITH HIS, HER OR ITS OWN INDEPENDENT LEGAL COUNSEL, ACCOUNTANT AND OTHER PROFESSIONALS WITH RESPECT TO THE LEGAL AND TAX ASPECTS OF THIS INVESTMENT AND WITH SPECIFIC REFERENCE TO HIS, HER OR ITS OWN TAX SITUATION, PRIOR TO SUBSCRIBING FOR THE CLASS A UNITS. THE PURCHASE OF CLASS A UNITS BY AN INDIVIDUAL RETIREMENT ACCOUNT, KEOGH PLAN OR OTHER QUALIFIED RETIREMENT PLAN INVOLVES SPECIAL TAX RISKS AND OTHER CONSIDERATIONS THAT SHOULD BE CAREFULLY CONSIDERED. INCOME EARNED BY QUALIFIED PLANS AS A RESULT OF AN INVESTMENT IN THE COMPANY MAY BE SUBJECT TO FEDERAL INCOME TAXES, EVEN THOUGH SUCH PLANS ARE OTHERWISE TAX EXEMPT. (SEE “INCOME TAX CONSIDERATIONS” AND “ERISA CONSIDERATIONS.”)

THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR HAS BEEN SUPPLIED BY THE COMPANY. THIS OFFERING CIRCULAR CONTAINS SUMMARIES OF DOCUMENTS NOT CONTAINED IN THIS OFFERING CIRCULAR, BUT ALL SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCES TO THE ACTUAL DOCUMENTS. COPIES OF DOCUMENTS REFERRED TO IN THIS OFFERING CIRCULAR, BUT NOT INCLUDED AS AN EXHIBIT, WILL BE MADE AVAILABLE TO QUALIFIED PROSPECTIVE INVESTORS UPON REQUEST. RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)((F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING CIRCULAR IS SUBMITTED AND FILED BY THE COMPANY PURSUANT TO RULE 251(D)(3)(I)((F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR THE ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR.

THE COMPANY INTENDS TO OFFER THE CLASS A UNITS DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). PURSUANT TO RULE 251(D)(3)(I)(F), THE COMPANY INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AND NO LATER THAN TWO (2) DAYS FROM THE INITIAL QUALIFICATION DATE. THE COMPANY REASONABLY EXPECTS TO OFFER AND SELL THE SECURITIES STATED IN THIS OFFERING CIRCULAR WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE.

ANY REMAINING SECURITIES THAT ARE NOT SOLD IN THIS OFFERING SHALL BE INCORPORATED INTO A FUTURE OFFERING CIRCULAR AFTER TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE TO “INCLUDE AS PART OF SUCH NEW OFFERING CIRCULAR ANY UNSOLD SECURITIES COVERED BY THE EARLIER OFFERING CIRCULAR BY IDENTIFYING ON THE COVER PAGE OF THE NEW OFFERING CIRCULAR OF THE LATEST AMENDMENT, THE AMOUNT OF SUCH UNSOLD SECURITIES BEING INCLUDED.”

The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in our Class A Units.

From the Sale of Class A Units	Per Class A Unit	Proceeds to Us
Public Class A Unit offering Price (1)	$1,000.00	$14,000,000.00
Commissions (2)	$100.00	$1,400,000.00
Proceeds to Us Before Expenses (3)	$900.00	$12,600,000.00

(1)The price per Class A Unit shown was arbitrarily determined by our Manager.

(2)Class A Units will be offered and sold directly by the Company, the Manager and the Company’s and Manager’s respective officers and employees. No commissions for selling Class A Units will be paid to the Company, the Manager or the Company’s or Manager’s respective officers or employees. While most Class A Units are expected to be offered and sold directly by the Company, the Manager and their respective officers and employees, the Company or Manager has reserved the right to offer and sell Class A Units through the services of independent broker/dealers who are member firms of the Financial Industry Regulatory Authority (“FINRA”). As of the date of this Offering Circular, the Company or Manager has not engaged any broker-dealer and has no agreement for paying a broker-dealer commissions or fees. In the event the Company enters into an agreement with a licensed broker-dealer, the Company will amend the Offering Circular and other necessary documents and notify Investors of such engagement. It is anticipated that the customary and standard commissions of a licensed broker-dealer may be up to nine percent (9%) of the proceeds received for the sale of Class A Units. The Company has budgeted one percent (1.0%) of the gross proceeds for marketing costs.  Marketing costs may also include marketing materials and travel associated with marketing of the Offering.  Notwithstanding the foregoing, the amount and nature of commissions payable to broker/dealers is expected to vary in specific instances and may be lower than the one listed herein. The Investor who is admitted to the Company through such broker/dealer (and not the Company nor the Manager) will be responsible for all such commissions payable to broker/dealers (and such payments may reduce the Investor’s invested capital).

(3)We will reimburse our Manager for organization, offering, accounting and legal costs in connection with this offering, which are expected to be approximately $140,000.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the Form S-11 disclosure format.

The date of this Offering Circular is June 6, 2022

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any supplements to this Offering Circular, which we refer to collectively as the Offering Circular. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This Offering Circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “ADDITIONAL INFORMATION” below for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov, or on our website, www.OASIS.build The contents of our website (other this Offering Circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

Our Manager and those selling Class A Units on our behalf in this offering will be permitted to decide that the purchasers of Class A Units in this offering are “qualified purchasers” in reliance on the information and representations provided by the purchaser regarding the purchaser’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Class A Units will be offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Class A Units offered hereby are offered and sold only to “qualified purchasers” or at a time when our Class A Units are listed on a national securities exchange. “Qualified purchasers” include:

1.“accredited investors” under Rule 501(a) of Regulation D; and

2.(ii) all other investors so long as their investment in our Class A Units does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

However, our Class A Units will be offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our Class A Units does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor”. Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser”, annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

There are a number of statements in this Offering Circular which address activities, events, or developments which we expect or anticipate will or may occur in the future.  These statements are based on certain assumptions and analyses we made in light of its perception of historical trends, current business and economic conditions, and expected future developments, as well as other factors we believe are reasonable or appropriate.  There can be no assurance that the actual results or developments we anticipate will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business or operations.  ANY ESTIMATES OF LIKELY CASH FLOW ARE JUST THAT – ESTIMATES.  CASH FLOW, IF ACHIEVED, WILL BE ERRATIC.

Potential investors can identify forward-looking statements by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” and similar expressions that are intended to identify forward-looking statements.  These statements are not guarantees of future performance and are subject to risks and uncertainties and other factors, some of which are beyond our control and are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.  In evaluating these forward-looking statements each investor should carefully consider the risks and uncertainties described in in this Offering Circular.

Factors, many of which are beyond our control, which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•any of the risk factors identified above;

•our ability to effectively deploy the proceeds raised in this offering;

•our ability to attract investors to purchase Class A Units;

•changes in economic conditions across the Class A United States;

•expected rates of return provided to investors;

•the ability of our Manager to manage our operations;

•the quality and performance of the receivables;

•legislative or regulatory changes impacting our business or our assets (including SEC guidance related to Regulation A or the JOBS Act);

•our compliance with applicable local, state and federal laws, including the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Investment Company Act and other laws.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this Offering Circular. All forward-looking statements are made as of the date of this Offering Circular and the risk that actual results will differ materially from the expectations expressed in this Offering Circular will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this Offering Circular, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this Offering Circular will be achieved.

OFFERING SUMMARY

The following information is only a brief summary of detailed information appearing elsewhere in this Offering. This Offering Circular, together with the exhibits attached including, but not limited to, the Operating Agreement, a copy of which is attached hereto as Exhibit A, should be carefully read in its entirety before any investment decision is made. If there is a conflict between the terms contained in this Offering Circular and the Operating Agreement, the Operating Agreement shall prevail, and control and no Investor should rely on any reference herein to the Operating Agreement without consulting the actual underlying documents.

Company and Its Business:

Oasis Real Estate Investments 1, LLC is a Delaware limited liability company. The Company is offering by means of this Offering Circular Class A Units on a “best efforts” basis to qualified Investors who meet the Investor Suitability standards as set forth herein.

As further described in the Offering Circular, The Company was formed for the purpose of acquiring a portfolio of residential and multi-family real estate properties in the greater Chicago, Illinois metropolitan area.

Management:	The Company will be managed by Oasis Real Estate Investment Management, LLC, a Wyoming limited liability company, whose office is located at 840 Santee Street, Suite 605, Los Angeles CA 90014.
The Offering:

The Company is hereby offering Class A Units in the maximum aggregate amount of Fourteen Million Dollars ($14,000,000) (the “Maximum Offering Amount”). Notwithstanding the foregoing, the Company reserves the right to increase the Maximum Offering Amount in its sole and absolute discretion, subject to qualification by the SEC of a post-qualification amendment.

The minimum investment amount per Investor is One Thousand Dollars ($1,000), or one (1) Class A Unit.

The Company’s Operating Agreement allows the Company issue Class A Units on an ongoing basis. As of the date of this Offering Circular the Company has issued Class B Units to an affiliate of the Manager, Oasis Investment Holdings, LLC, a Wyoming limited liability company (“Class B Member”).

Voting Rights:

Members will have substantially limited control, voting rights or involvement in the business, affairs or governance of the Company.

Each outstanding Class A Unit entitles the Member to one vote on all matters submitted to a vote of Members. Generally, matters to be voted on by our Members must be approved by either two-thirds, as the case may be, of the votes cast by all Class A Units present in person or represented by proxy. If any such vote occurs, you will be bound by the two-thirds vote, as applicable, even if you did not vote with the two-thirds.

The following circumstances will require the approval of holders representing a majority or two-thirds, as the case may be, of the Class A Units:

•the taking of any action in contravention of the provisions of the Operating Agreement;

•any merger of the Company with or into another business entity;

•removal of our Manager as the manager of our company for “cause”;

•the appointment of a new manager upon the removal, resignation or withdrawal of the Manager; and

•all such other matters as our Manager, in its sole discretion, determines will require the approval of Members, or as otherwise required by law.

Restrictions on Ownership and Transferability:

The Operating Agreement provides that a Member is generally prohibited from transferring any of a Member’s Units in the Company. However, in accordance with the Operating Agreement, a Member may transfer Units to (i) another Member; (ii) to his or her spouse or other heirs upon the death of a Member – provided, that, such spouse or heirs shall only have economic rights and no voting rights; or (iii) any other transfer following application of a right of first refusal to the Company and a second right of refusal to the other Members; provided, however, that any transfer must also be approved by the Manager in writing and such transfer may not be prohibited by applicable federal or state securities laws.

Each investor will be required to represent that such investor will acquire his, her or its Class A Units for investment purposes only and not with a view to resale or distribution of all or any part thereof.

Compensation to Manager:	The Manager and its affiliates will receive fees for managing the Company. (See “Management Compensation” below.)
Capitalization:

The Company’s Operating Agreement does not restrict the number of Units that the Company may issue. As of the date of this Offering Circular the Company has issued Class A Units to the Class B Member. The Company may, at its sole and absolute discretion, at any time during the period of the Offering, increase or decrease the minimum investment amount and/or the Maximum Offering Amount.

Investor Suitability:

Class A Units are offered to Qualified purchasers. “Qualified purchasers” include: (i) “accredited investors”, as defined under Rule 501(a) of Regulation D and (ii) all other Investors who meet the investment limitations set forth in Rule 251(d)(2)(C) of Regulation A. Each Investor must execute a Subscription Agreement making certain representations and warranties to the Company, including, but not limited to, such purchaser’s qualifications as an Accredited Investor, or as a non-accredited investor who meets the investment limitations set forth in Rule 251(d)(2)(i)(C) of Regulation A.

Limitations on Investment Amount:

This Offering is open to all accredited and non-accredited investors. Generally, no sale may be made to any non-accredited investors in this Offering if the aggregate purchase price purchased by the Investor is more than ten percent (10%) of the greater of the Investor’s, alone or together with a spouse, annual income or net worth. Different rules apply to accredited investors and non-natural persons. Each Investor should review to review Rule 251(d)(2)(i)(C) of Regulation A before purchasing the Class A Units.

Commissions for Selling Class A Units:

Class A Units will be offered and sold directly by the Company, the Manager and the Company’s and Manager’s respective officers and employees. No commissions for selling Class A Units will be paid to the Company, the Manager or the Company’s or Manager’s respective officers or employees. While most Class A Units are expected to be offered and sold directly by the Company, the Manager and their respective officers and employees, the Company or Manager may also, in limited instances, offer and sell Class A Units through the services of independent broker/dealers who are member firms of the Financial Industry Regulatory Authority (“FINRA”). The Company will be responsible for the payment of any commissions to independent broker/dealers who are member firms of FINRA who are engaged by the Company in the sale of Class A Units. As of the date of this Offering Circular, the Company or Manager has not engaged any broker-dealer and has no agreement for paying a broker-dealer commissions or fees. In the event the Company enters into an agreement with a licensed broker-dealer, the Company will amend the Offering Circular and other necessary documents and notify Investors of such engagement. It is anticipated that the customary and standard commissions may be up to seven percent (7.0%) to the selling group members and two percent (2.0%) to the managing broker-dealer of the gross proceeds received for the sale of Class A Units. Notwithstanding the foregoing, the amount and nature of commissions payable to broker/dealers is expected to vary in specific instances and may be lower than the one listed herein.

No Liquidity:

There is no public market for the Class A Units, and none is expected to develop. Additionally, the Class A Units will be non-transferable, except as may be required by law, and will not be listed for trading on any exchange or automated quotation system. (See “Risk Factors” below.)  The Company will not facilitate or otherwise participate in the secondary transfer of any Class A Units. However, Members will be allowed to withdraw their investments in accordance with the terms and conditions of the Operating Agreement. Prospective investors are urged to consult their own legal advisors with respect to secondary trading of the Class A Units. (See “Risk Factors” below.)

Cash Distributions:

Net cash flow will be accounted for and distributed on a quarterly basis (if available) to the Members as follows:

•First, 70% pro rata to the Class A Members and 30% to the Class B Member until each Class A Member has received a return of capital;

•Second, 50% pro rata to the Class A Members and 50% to the Class B Member.

Liquidating Distributions:

Upon sale of the Company’s assets or such other liquidation event, the proceeds from such event will be distributed among the Members as follows:

•First, to pay all of the Company’s creditors;

•Second, to the establishment of reserves as required by law in connection with the Company’s dissolution and liquidation;

•Third, 70% pro rata to the Class A Members and 30% to the Class B Member until each Class A Member has received a return of capital;

•Fourth, 50% pro rata to the Class A Members and 50% to the Class B Member.

Risk Factors:

There are a number of risks associated with the purchase of Class A Units. The risk factors set forth in this Offering Circular, including those in the “Risk Factors” section below, identify important factors that an Investor should consider before investing in the Company. A summary of the some of the risk factors is included below:

1.The Company depends on the Manager to select its investments and conducts its operations. The fees and expenses payable to the Manager were not determined on an arm’s length basis, therefore, there is no benefit of an arm’s length transactions typically conducted between unrelated parties.

2.The Company does not have an operating history. The prior performance for the Manager or its affiliated entities do not predict future results for the Company. Therefore, no assurance can be given that the Company will achieve its investment objectives;

3.National and local economic and business conditions that could affect the Company’s business;

4.Industry developments affecting the Company’s business, financial condition and results of operations;

5.Governmental approvals, actions and initiatives and changes in laws and regulations or the interpretation thereof, including without limitation tax laws, regulations and interpretations.

In making an investment decision Investors must rely on their own examination of the Company and the terms of the Offering, including the risks involved. The investment in Class A Units involves a high degree of risk and Investors should purchase Class A Units only if they can afford a complete loss of their investment. See the section “Risk Factors” below.

Company Expenses:

The Company shall bear all costs and expenses associated with our formation and operations, including, but not limited to, the annual tax preparation of the Company's tax returns, any state and federal income tax due, legal fees, accounting fees, filing fees, any required independent audit reports required by agencies governing the business activities of the Company, management staffing and operational expenses, lease payments, contractors and capital expenses associated with our assets. We will also pay for all due diligence costs and expenses associated with the acquisition of properties.

The Manager will pay for its own administrative and overhead expenses incurred in connection with providing services to the Company. These expenses include all expenses incurred by the Manager in providing for its normal operating overhead, including, but not limited to, the cost of providing relevant support and administrative services (e.g., employee compensation and benefits for the Manager’s employees, rent, office equipment, insurance, utilities, telephone, secretarial and bookkeeping services, etc.), but not including, any Company operating expenses described above.

Legal Counsel:

No independent counsel has been retained to represent the investors in the Company. Each investor should retain its own counsel and other appropriate advisers as to legal, regulatory and tax matters affecting investment in Class A Units and its suitability for such investor.

RISK FACTORS

PROSPECTIVE INVESTORS SHOULD CONSIDER THE FOLLOWING RISKS BEFORE SUBSCRIBING FOR CLASS A UNITS. THE RISK FACTORS BELOW ARE NOT INTENDED TO INCLUDE ALL POSSIBLE RISKS OF INVESTING IN THE COMPANY, NOR ARE THE SUMMARIES INTENDED TO PROVIDE COMPLETE DESCRIPTIONS OF THE RISKS THAT ARE INCLUDED. THERE IS A HIGH DEGREE OF RISK ASSOCIATED WITH A PURCHASE OF CLASS A UNITS AND ANY SUCH PURCHASE SHOULD BE MADE ONLY AFTER CONSULTATION WITH INDEPENDENT QUALIFIED SOURCES OF INVESTMENT, LEGAL AND TAX ADVICE. NO PERSON SHOULD CONSIDER SUBSCRIBING FOR MORE THAN HE CAN COMFORTABLY AFFORD TO LOSE.

AN INVESTMENT IN THE COMPANY CARRIES A HIGH DEGREE OF RISK. THERE CAN BE NO ASSURANCE THAT THE COMPANY'S REAL ESTATE ASSETS WILL BE SUCCESSFUL OR THAT ITS OBJECTIVES WILL BE ATTAINED. ACCORDINGLY, INVESTMENT IN THE COMPANY IS SPECULATIVE IN NATURE AND SUITABLE ONLY FOR SOPHISTICATED INVESTORS WHO ARE AWARE OF THE RISKS INVOLVED. PROSPECTIVE INVESTORS WHO WOULD LIKE MORE DETAILS ABOUT ANY RISK FACTOR SHOULD CONTACT THE MANAGER DIRECTLY.

Company Related Risks

The Company is recently organized and has no operating history.

We are a recently formed company and have no operating history. We have no assets, no operating revenues and our prospects of future profitable operations may be delayed or never realized. We may encounter difficulties that prevent us from operating our anticipated business as intended or that will prevent us from doing so in a profitable manner. We, and the investment in Class A Units described in this Offering Circular, must be evaluated in view of possible delays, additional expenses and other unforeseen complications that are often encountered by new business ventures. Our financial condition, results of operations, and ability to make or sustain distributions to our members will depend on many factors.

The Offer is being conducted as a best effort offering.

This offering is being conducted on a “best reasonable efforts” basis. No guarantee can be given that all or any of the Class A Units will be sold, or that sufficient proceeds will be available to conduct successful operations. Receipt of a relatively small amount of capital from the sale of Class A Units may reduce our ability to spread investment risks through diversification of our portfolio of real estate assets.

An investment in our Class A Units involves a high degree of risk.

Investors could lose their entire investment. Prospective investors should carefully consider the following factors, along with the other information set forth in this Offering Circular, in evaluating the Company, its business and prospects before purchasing the Class A Units. The following risk factors, individually or occurring together, would likely have a substantially negative effect on our Company's business and could cause it to fail.

The Company does not have a set term

An investment in the Company requires a long-term commitment, with no certainty of return. The Company does not have a stated term by which it must liquidate and distribute its assets to the Members, and as such, the ultimate disposition and liquidation of Company assets shall remain subject to the Manager’s sole discretion. There may be little or no near-term cash flow available to the Members. The Company’s investment in the real estate assets described in this Offering Circular may involve a high degree of risk, poor performance by the Company’s assets could severely affect the total returns to the Members. Additionally, despite their experience in the securities industry, the past performance of the Manager’s principals is not a guarantee of future results.

As a Member you have not selected our Manager and you have no ability to influence our operating decisions.

The Operating Agreement provides that the affairs and business of the Company will be managed under the direction of our Manager. As the sole manager, our Manager will hold virtually complete control over all material decisions affecting the business and affairs of the Company and can take almost any action without the consent of the Members. Members do not elect or vote on our Manager and have limited ability to influence our business and operational and capital decisions.

There is not a current trading market for our Class A Units and a trading market is unlikely to develop.

There is currently no established trading market for our Class A Units and an active trading market in our Class A Units is not likely to develop or, if such a market were to develop, may not be sustained. If for any reason a trading market does not develop, purchasers of the Class A Units may have difficulty selling their Class A Units should they desire to do so.

If we are unable to find suitable real estate assets, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depend upon the performance of our Manager to locate, acquire, manage and operate real estate assets.   You will have no opportunity to evaluate the economic merits or the terms of the real estate prior to making a decision to purchase our Units.  You must rely entirely on our Manager and its principals. We cannot assure you that our Manager will be successful in sourcing suitable real estate assets, and that, if suitable real estate assets are located, our objectives will be achieved.  If we, through our Manager and its principals, are unable to find suitable real estate assets promptly, we will hold the proceeds from this offering in an interest-bearing account. If we would continue to be unsuccessful in locating suitable real estate assets, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable real estate assets, we may be unable or limited in our ability to pay distributions to Members and we may not be able to meet our investment objectives.

We could experience delays in locating suitable real estate assets, which could in turn limit our ability to make distributions and lower the overall return on an investment.

We rely upon our Manager’s team of professionals to locate suitable real estate assets.  To the extent that our Manager’s professionals face competing demands upon their time in instances when we have capital ready for the acquisition of real estate assets, we may face delays in execution. Further, because we are raising a “blind pool” without any pre-selected real estate assets, it may be difficult for us to invest the net offering proceeds promptly and on attractive terms.  Our financial results in the fiscal periods immediately following completion of this offering may not be representative of our future potential. Prior to the full deployment of the net proceeds from this offering, we may invest the undeployed net proceeds in money market accounts. We expect that these initial investments will provide a lower net return than we expect to receive from the investments described in this Memorandum, however, delays we encounter would likely limit our ability to pay distributions and potentially lower our Member’s overall returns.

An investment in us is more speculative because this is a “blind pool” and you will not have the opportunity to evaluate any real estate assets before we acquire them.

We have not yet acquired any real estate assets and we are not able to provide you with any information to assist you in evaluating the merits of any specific real estate asset. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in real estate assets as described in this Memorandum. However, because you will be unable to evaluate the economic merit of those real estate assets before we acquire them, you will have to rely entirely on the ability of our Manager to select suitable real estate assets. Furthermore, our Manager will have broad discretion in implementing and modifying policies regarding the real estate assets and you will not have the opportunity to evaluate them.

There may be a period of time before our Manager fully invests the proceeds of this offering. We will attempt to invest the proceeds as quickly as prudence and circumstances permit; however, no assurance can be given as to how quickly the proceeds will be invested. Consequently, the distributions you receive on your investment may be reduced pending the investment of the offering proceeds in real estate assets. These factors increase the risk that your investment may not generate returns comparable to our competitors.

We may be unable to pay distributions on our Class A Units and our Members may not be able to receive a return on their Class A Units unless they sell them.

We are not able to assure our Members of net income in the future. As such, our Members may not be able to receive a return on their Class A Units, The Company may consider the payment of cash distributions from time to time. However, any declaration and payment of distributions will be (i) dependent upon the Company's results of operations, financial condition, cash requirements, capital improvements and other relevant factors; (ii) subject to the discretion of the Manager of the Company; and (iii) payable out of the Company's surplus or current net profits. No assurance can be given that the Company will make distributions at any time in the future.

If our Manager fails to retain its key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our Manager's ability to attract and retain key personnel. Our future also depends on the continued contributions of the executive officers and other key personnel of our Manager, each of whom would be difficult to replace. In particular, the individual principals of our Manager named herein are critical to the management of our business and operations and the development of our strategic direction. The loss of the services of any one of the Manager’s principals and the process to replace any of our Manager's principals would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

The price at which we are offering the Class A Units is arbitrary.

The Manager established the Offering Price of our Class A Units on an arbitrary basis. The Class A Unit selling price bears no relationship to our book or asset values or to any other established criteria for valuing Class A Units. Because the Offering Price is not based upon any independent valuation, the Offering Price may not be indicative of the proceeds that you would receive upon liquidation. Such Offering Price is not an indication of the value of a Class A Unit or the pro rata portion of the Company or the securities we may acquire in the future, and no assurance is given that any of the Class A Units could be resold for the Offering Price or for any other amount.

The Class A Units are not a liquid investment.

The Class A Units have not been registered under any federal or state securities laws and therefore cannot be resold or otherwise transferred unless they are subsequently registered under such laws, or unless an exemption from such registration is available. We do not intend to register the Class A Units with the SEC or any state securities agencies, and you will have no right to require the Company or the Manager to register the Class A Units. There is presently no public or other market for the Class A Units, and it is highly unlikely that such a market will develop in the future. In addition, certain restrictions on transfer of the Class A Units are contained in the Operating Agreement. Under the circumstances, you should consider the purchase of Class A Units to be an investment lacking liquidity and involving substantial risk.

We have not authorized any other party to provide you with information concerning us or this Offering.

Investors should carefully evaluate all of the information in this Offering Circular. We may receive media coverage, including coverage that is not directly attributable to statements made by our officers and employees, that incorrectly reports on statements made by our officers or employees or that is misleading as a result of omitting information provided by us, our officers or employees. We have not authorized any other party to provide you with information concerning us or this Offering.

Risk of projections and opinions.

Statements contained in this Offering Circular that are not historical facts are based on current expectations, estimates, projections, opinions and beliefs of the Manager. Such statements involve known and unknown risks, uncertainties and other factors, and undue reliance should not be placed thereon. No assurance can be given that returns from the Company will be equal or similar to those achieved or expected to be achieved by any past results, and no assurances can be given that actual results will achieve the Company's stated objectives.

Risk associated with management.

The success of the Company will depend significantly upon the skill and expertise of the Manager and the success of the portfolio of models developed, tested and implemented over time by the Manager. The Manager will make all decisions with respect to the commodity interests traded and the development of the trading methodology and the application of this methodology to the investment of the assets of the Company. The profitability of the Company depends upon the Manager’s ability to identify suitable models, evaluate risk and assess the future robustness and viability of current and new models, and the methodology itself, over a wide range of markets and market conditions. There can be no assurance that Manager will be able to identify such opportunities, always evaluate risk properly or accurately capture price movements.

Effect of suspension of withdrawals.

Withdrawals by Members may be suspended in certain circumstances. If the Company suspends the withdrawal of Class A Units, the value of Class A Units may decrease substantially both during the period of suspension and possibly longer as a result of the Company imposing a suspension.

Lack of Member control over Company policies.

The management, financing, leasing and disposition policies of the Company and its policies with respect to certain other activities, including its distributions and operating policies, are determined by the Manager. To the extent permitted by the Operating Agreement, these policies may be changed from time to time at the discretion of the Manager without a vote of the Members of the Company, although the Manager has no present intention to make any such changes. Any such changes could be detrimental to the Members' Class A Units in the Company.

Power of Attorney.

Upon being admitted as a Member of our Company you will be bound by the provisions of, and deemed to be a party to, our Operating Agreement. Pursuant to Operating Agreement, each Member and each person who acquires a Class A Unit, grants to our Manager a power of attorney.  The presence of a power of attorney increases your reliance on our Manager and its principals. In addition to the fact that Members do not elect or vote on our Manager and have only very limited voting rights on matters affecting our business, and therefore limited ability to influence our business and operational decisions, the power of attorney places additional trust and reliance on the Manager and its principals in carrying out the terms of the power of attorney, which include the ability to make certain amendments to our Operating Agreement.

Absence of recourse to Manager; Indemnification.

The Operating Agreement of the Company includes exculpation and indemnification provisions that will limit the circumstances under which the Manager can be held liable to the Company. As a result, Members may have a more limited right of action in certain cases than they would in the absence of such limitations.

Our Subscription Agreement also includes certain indemnification of the Manager in connection with the following: (i) any inaccuracy in, or breach of, any of the potential subscriber’s declarations, representations, warranties or covenants set forth in the Subscription Agreement or any other document or writing delivered to the Company; (ii) any disposition by a Member of any Class A Units in violation of the Member’s Subscription Agreement, the Operating Agreement or any applicable law; or (iii) any action, suit, proceeding or arbitration, whether threatened, pending or actual, alleging any of the foregoing.  Notwithstanding the indemnification provisions of the Subscription Agreement, it is the position of the U.S. Securities and Exchange Commission that indemnification for liabilities arising from, or out of, a violation of federal securities law is void as contrary to public policy. However, indemnification will be available for settlements and related expenses of lawsuits alleging securities law violations if a court approves the settlement and indemnification, and also for expenses incurred in successfully defending such lawsuits if a court approves such indemnification.

Recourse to Company assets.

Assets of the Company, including any capital held by the Company, are available to satisfy the obligations and liabilities of the Company. If the Company itself becomes subject to a liability, parties seeking satisfaction of such liability may have recourse to the Company's assets generally rather than being limited to a particular asset (such as the one giving rise to the liability).

Absence of SEC regulatory oversight.

The Company is not registered as an investment company or in any other capacity with the SEC, and this offering has not been registered with the SEC. Moreover, the Manager is not registered as an investment adviser under the Investment Advisers Act of 1940.

Investment and due diligence process risk.

Before making investments, the Manager will conduct due diligence that it deems reasonable and appropriate based on the facts and circumstances applicable to each investment. When conducting due diligence, the Manager may be required to evaluate important and complex business, financial, tax, accounting and legal issues. When conducting due diligence and making an assessment regarding an investment, the Manager will rely on the resources reasonably available to it, which in some circumstances, whether or not known to the Manager at the time, may not be sufficient, accurate, complete or reliable. Due diligence may not reveal or highlight matters that could have a material adverse effect on the value of an investment.

Increased regulatory oversight.

Increased regulation and regulatory oversight of private investment funds and their managers may impose administrative burdens on the Manager, including, without limitation, responding to examinations and other regulatory inquiries and implementing policies and procedures. Recently, regulators in the United States and other countries have shown particular interest in funds engaging in systematic, quantitative and so-called "high-frequency" trading, which could increase the risk of administrative burdens being placed on the Manager. Such administrative burdens may divert the Manager's time, attention and resources from portfolio management activities to responding to inquiries, examinations and enforcement actions (or threats thereof). Regulatory inquiries often are confidential in nature, may involve a review of an individual's or a firm's activities or may involve studies of the industry or industry practices, as well as the practices of a particular institution.

Effect of substantial losses or withdrawals.

If, due to extraordinary market conditions or other reasons, the Company and other private investment funds managed by the Manager were to incur substantial losses or were subject to an unusually high level of withdrawals, the revenues of the Manager may decline substantially. Such losses and/or withdrawals may hamper the Manager's ability to (i) retain employees; (ii) provide the same level of service to the Company as it has in the past; and (iii) continue operations.

Delayed schedules K-1.

The Company will provide final Schedules K-1 to the Members for any given fiscal year within 90 days after the end of each fiscal year of the Company or as soon as reasonably practicable thereafter. Members may be required to obtain extensions of the filing date for their income tax returns at the U.S. federal, state and local levels

Competition; availability of investments

Certain markets in which the Company may invest are extremely competitive for attractive investment opportunities. As a result, there can be no assurance that the Manager will be able to identify or successfully pursue attractive investment opportunities in such environments.

Risk of Loss

No guarantee or representation is made that the Company's investment in the real estate assets will be successful. Investment in real estate assets results may vary substantially over time. No assurance can be made that profits will be achieved or that substantial or complete losses will not be incurred.

The implementation of our investment strategy is highly dependent on our Manager and the Manager’s key personnel in successfully conducting this offering.

Our Manager and its key personnel will conduct this offering. Our Manager is in the early stages of its development and has no operating history. The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of our Manager and its personnel to sell our Class A Units. If this strategy is not successful in selling our Class A Units, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our business plan. If we are unsuccessful in implementing our business plan, you could lose all or a part of your investment.

Our Manager’s key personnel are not required to devote their full-time attention to our business.

Our Manager’s principals and key personnel are not required to devote their respective individual capacities full-time to our business and affairs, but only such time as may reasonably be required.

Uncertain economic conditions, including as a result of COVID-19.

The recent outbreak of COVID-19 and the responses of governmental authorities, companies and the self-imposed restrictions by many individuals across the world to stem the spread of the virus have significantly reduced global economic activity in a wide range of business sectors, including real estate related markets. Concerns over the negative effects of COVID-19 on economic and business prospects across the world have contributed to increased market volatility and have diminished expectations for the global economy. These factors coupled with the emergence of decreasing business confidence and increasing unemployment resulting from the COVID-19 outbreak may precipitate a prolonged economic slowdown and recession. Any such prolonged period of economic slowdown or recession could have significant adverse consequences for the Company’s financial condition.

In addition, other weaknesses in local economies and/or the national or international economies, including any credit market weakness and/or volatility, could materially and adversely impact the investments made by the Company’s real estate assets In addition, softness in a regional or state economy could materially and adversely impact the actual or projected rental rates and operations of properties acquired, if any, by any Company assets in such area and therefore, the ability to sell such properties on favorable terms (when sold). Further, recent world events evolving out of increased terrorist activities and the political and military responses of the targeted countries have created an air of uncertainty concerning the security and stability of world and United States economies. Historically, successful terrorist attacks have resulted in decreased travel and tourism to the affected areas, increased security measures and disturbances in financial markets. It is impossible to determine the likelihood of any future terrorist attacks on United States targets, the nature of any United States response to such attacks or the social and economic results of such events. However, any negative change in the general economic conditions in the United States could adversely affect the financial condition and operating results of our real estate assets and, thus, the Company.

The Company is unable to predict the likely impact of current economic conditions including the impact of COVID-19 on the real estate industry. As a result, there can be no assurance that our assets will achieve anticipated results.

Risks Related to Class A Units

The Company cannot guarantee that investors will receive any return on their investment.

There is no guarantee that the Company will be able to make any distributions or, if there are any, when they will be made, or for that matter, that investors will not lose all of their investment. Available cash for distribution, if any, shall at all times be subject to the required payment of Company expenses and the maintenance of reserves deemed appropriate by the Company, restrictions under the Company’s loan documents.

Because no public trading market for a purchaser’s Class A Units currently exists, it will be difficult for you to sell your Class A Units and, if you are able to sell your Class A Units, you will likely sell them at a discount to your purchase price.

Our Operating Agreement does not require our Manager to seek Member approval to liquidate our assets by a specified date, nor is there a public market for our Class A Units. Additionally, the transfer or sale of Class A Units will be further restricted as set forth in our Operating Agreement, the provisions of the Securities Act of 1933, as amended, and Rule 144 thereunder. Because of the illiquid nature of our Class A Units, you should purchase our Class A Units only as a long-term investment and be prepared to hold them for an indefinite period of time. We describe the transfer restrictions set forth in the Operating Agreement in more detail under the section titled “Description of Our Class A Units”.

The price at which our Class A Units are being offered was arbitrarily determined; the actual value of your Class A Units may be substantially less than what you pay.

We established the offering price of our Class A Units on an arbitrary basis. The Class A Unit selling price bears no relationship to our book or asset values or to any other established criteria for valuing Class A Units. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation.

Your interest in us may be diluted if we issue additional units of membership interest, including additional Class A Units.

Investor’s purchasing Class A Units in this Offering will be protected from further dilution by the Company,

such that following the conclusion of this Offering, if the Company were to issue additional Units (regardless of the class or series of such Units), each investor would have a right to purchase his, her or its pro rata share of such Units such that the investor’s percentage interest in the Company remains the same both prior to and after the issuance of such additional Units. If an investor were to decline to purchase such additional Units, such investor will be diluted.

As a Member you have not selected our Manager and you have limited ability to influence the operating decisions.

The Operating Agreement provides that the affairs and business of the Company will be managed under the direction of our Manager. Subject to certain approval rights of a majority of the Class B Members with respect to certain matters, our Manager will hold complete control over all material decisions affecting the business and affairs of the Company and can take most actions without the consent of the Members. Members do not elect or vote on our Manager and have only very limited voting rights on matters affecting our business, and therefore limited ability to influence our business and operational decisions.

Members are subject to the risk that distributions may not equal the tax burden to Members.

So long as we are a limited liability company, we will be taxed as a partnership. Members will therefore be allocated their share of our income, deduction, gain and loss each year. Normally, an investment in the Company will cause the taxable income of Members who are subject to state and federal income tax to increase. Consequently, an increase in a Member’s taxable income will subject that Member to an increased income tax liability. Members must obtain cash to satisfy that liability. That cash can come from a wide variety of sources. Members need to be aware that any distributions of cash from operations paid to a Member may not be sufficient to satisfy the income tax liability attributed to the Member’s allocable share of the Company income and gain. Hence, the Member may be forced to either borrow or use cash from another source to satisfy their income tax liabilities associated with an investment in the Company.

Members may experience a loss on dissolution and termination of the Company.

In the event of a dissolution or termination of the Company, the proceeds realized from the liquidation of our assets, if any, will be distributed to the Members, but only after the satisfaction of claims of creditors. Accordingly, the ability of a Member to recover all or any portion of its investment in the Company under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom. There is no guarantee of a return of the Member’s invested capital.

Under certain circumstances, Members could lose the limited liability protection typically afforded Members of a limited liability company.

In general, holders of membership interests in a limited liability company are not liable for the debts and obligations of a limited liability company beyond the amount of the capital contributions they have made or are required to make under their Subscription Agreement. Under the Delaware Limited Liability Company Act, members of a limited liability company would be held personally liable for any act, debt, obligation or liability of a limited liability company to the extent that Members of a business corporation would be liable in similar circumstances. In this regard, the court may consider the factors and policies set forth in established case law with regard to piercing the entity veil, except that the failure to hold meetings may not be considered a factor tending to establish that the Members have personal liability for any act, debt, obligation or liability of the limited liability company if the articles of organization and Operating agreement do not expressly require the holding of meetings of Members and Manager. The Manager intends to act in a manner reasonably designed to avoid personal liability on the Members by complying with the Operating Agreement and applicable state-imposed formalities.

The merits of this offering have not been approved by any broker/dealer.

The Company will not market and sell the Class A Units through any broker/dealers. Broker/dealers have a duty to a prospective purchaser to ensure that an investment is suitable for that purchaser, that the broker/dealer has conducted adequate due diligence with respect to an offering and that the offering complies with federal and state securities laws. Although the Company has a duty under applicable securities laws to make sure this Offering Circular is accurate and complete, this Offering Circular has not been reviewed by an independent third party, including broker/dealers.

An investment in the Class A Units is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Our business is speculative, and consequently there can be no assurance that we will satisfy any of our business goals. An investment in the Class A Units involves a high degree of risk, and no assurance can be given that our cash flow, profits, and capital will be sufficient to make current or liquidating distributions as planned. Investors may not realize any return on their investment and could lose their entire investment altogether.

By purchasing Class A Units in this offering, Members are bound by the arbitration provisions contained in the Subscription Agreement limit a Member’s ability to bring class action lawsuits or seek remedy on a class basis, including with respect to securities law claims.

By purchasing Class A Units in this offering, Members agree to be bound by the arbitration provisions contained in our Subscription Agreement (the “Arbitration Provision”). Such Arbitration Provision applies to claims under the U.S. federal securities laws and to all claims that are related to the Company, including with respect to this offering, the Company’s holdings, its Class A Units, ongoing operations and the management of the Company’s investments, among other matters and limit the ability of Members to bring class action lawsuits or similarly seek remedy on a class basis. Furthermore, because the Arbitration Provision is contained in the Operating Agreement, such Arbitration Provision will also apply to any purchasers of shares in a secondary transaction.

By agreeing to be subject to the Arbitration Provision, Members are severely limiting their rights to seek redress against the Company in court. For example, a Member may not be able to pursue litigation for any claim in state or federal courts against the Company, the Board members, Officers and employees including with respect to securities law claims, and any awards or remedies determined by the arbitrators may not be appealed. In addition, arbitration rules generally limit discovery, which could impede a Member’s ability to bring or sustain claims, and the ability to collect attorneys' fees or other damages may be limited in the arbitration, which may discourage attorneys from agreeing to represent parties wishing to commence such a proceeding.

Specifically, the Arbitration Provision provides that either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a claim be final and binding arbitration. The Company has not determined whether it will exercise its right to demand arbitration but reserve the right to make that determination on a case-by-case basis as claims arise. In this regard, the Arbitration Provision is similar to a binding arbitration provision as the Company is likely to invoke the Arbitration Provision to the fullest extent permissible.

Any arbitration brought pursuant to the Arbitration Provisions must be conducted in the State of Illinois, in The United States of America. The term “Claim” as used in the Arbitration Provisions is very broad and includes any past, present, or future claim, dispute, or controversy involving a Member (or persons claiming through or connected with the Member), on the one hand, and the Company (or persons claiming through or connected with the Company), on the other hand, relating to or arising out of the Member’s subscription agreement, the Company and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except an individual Claim that Member may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court) the validity or enforceability of the Arbitration Provisions, any part thereof, or the entire subscription agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counterclaims, crossclaims, third-party claims, or otherwise. The scope of the Arbitration Provisions is to be given the broadest possible interpretation that will permit it to be enforceable.

Based on discussions with and research performed by the Company’s counsel, the Company believes that the Arbitration Provisions are enforceable under federal law, the laws of the State of Delaware, or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in the Subscription Agreement with respect to the Arbitration Provisions or otherwise requiring Members to waive certain rights were to be found by a court to be unenforceable, the Company would abide by such decision.

Further, potential Members should consider that Subscription Agreement restricts the ability of the Members to bring class action lawsuits or to similarly seek remedy on a class basis, unless otherwise consented to by the Company or its Board members and Officers. These restrictions on the ability to bring a class action lawsuit are likely to result in increased costs, both in terms of time and money, to individual Members who wish to pursue claims against the Company.

BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISIONS, MEMBERS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

Risks Related to Investing in Real Estate

We will be subject to general real estate risk.

We will be subject to the risks that generally relate to investing in real estate. Real estate historically has experienced significant fluctuations and cycles in performance that may result in reductions in the value of our real estate related investments. The performance and value of its investments once acquired depends upon many factors beyond our control. The ultimate performance and value of our assets are subject to the varying degrees of risk generally incident to the ownership and operation of the properties which support our investments.

The ultimate performance and value of our real estate assets will depend upon, in large part, our ability to recover our investment. Revenues and cash flows may  be adversely affected by: changes in national or local economic conditions; changes in local real estate market conditions due to changes in national or local economic conditions or changes in local property market characteristics, including, but not limited to, changes in the supply of and demand for competing properties within a particular local property market; competition from other properties offering the same or similar services; changes in interest rates and the credit markets which may affect the ability to finance, and the value of, investments; the ongoing need for capital improvements, particularly in older building structures; changes in real estate tax rates and other operating expenses; changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes, and other natural disasters, acts of war or terrorism, which may decrease the availability of or increase the cost of insurance or result in uninsured losses; changes in governmental rules and fiscal policies which may result in adverse tax consequences, unforeseen increases in operating expenses generally or increases in the cost of borrowing; decreases in consumer confidence; government taking investments by eminent domain; various uninsured or uninsurable risks; the bankruptcy or liquidation of major tenants; adverse changes in zoning laws; the impact of present or future environmental legislation and compliance with environmental laws; the impact of lawsuits which could cause us to incur significant legal expenses and divert management’s time and attention from the day-to-day operations of the Company; and other factors that are beyond our control.

Any of the foregoing factors as well as others could adversely impact the return on and cash flows and values of our real estate assets. In addition, property values can decline below their acquisition price or below their appraised, assessed or perceived values after the acquisition. Material declines in values could result in subsequent losses. Our real estate assets may be difficult to sell in an efficient and expeditious manner, and there can be no assurance that there will be a ready resale market if or when we find it necessary or otherwise elects to sell such investments.

Our performance and value are subject to general economic conditions and risks associated with our real estate assets.

The investment returns available from equity investments in real estate depend on the amount of income earned and capital appreciation generated by the properties, as well as the expenses incurred in connection with the properties. If the properties we acquire do not generate income sufficient to meet operating expenses, including any debt service and capital expenditures, then our ability to make distributions to our members could be adversely affected. In addition, there are significant expenditures associated with an investment in real estate (such as debt service (to the extent we borrow funds in the future), real estate taxes, HOA fees, insurance and maintenance costs) that generally do not decline when circumstances reduce the income from the property. Income from and the value of the properties we acquire may be adversely affected by the factors listed below, some of which are described in greater detail in the pages that follow:

•downturns in international, national, regional and local economic conditions (particularly increases in unemployment);

•the attractiveness of the properties we acquire to potential tenants and buyers and competition from other properties;

•changes in supply of or demand for similar or competing properties in and around the markets we invest in;

•bankruptcies, financial difficulties or lease defaults by our tenants or defaults by seller-financed buyers;

•inability to collect rent from tenants or payments from seller-financed buyers;

•changes in interest rates, availability and terms of debt financing;

•changes in operating costs and expenses and our ability to control rents;

•changes in, or increased costs of compliance with, governmental laws, rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws, and our potential liability thereunder;

•political, regulatory or other factors including terrorism;

•illiquidity of real estate investments generally;

•tenants’ or buyers’ perceptions of the safety, convenience and attractiveness of our properties and the neighborhoods in which our properties are located;

•ongoing needs for capital improvements, particularly in older properties;

•our ability to provide adequate maintenance and obtain adequate insurance;

•changes in the cost or availability of insurance, including coverage for mold or asbestos;

•environmental conditions or retained liabilities for such conditions;

•unanticipated changes in costs associated with known adverse environmental conditions or retained liabilities for such conditions;

•periods of high interest rates and tight money supply;

•tenant turnover;

•general overbuilding or excess supply in and around the markets we invest in;

•disruptions in the global supply chain;

•the ability or unwillingness of tenants to pay rent increases;

•civil unrest, acts of God, including pandemics, epidemics, earthquakes, hurricanes, tornadoes, floods and other natural disasters, which may result in uninsured losses, and acts of war or terrorism, including the consequences of terrorist acts such as those that occurred on September 11, 2001;

•rent control or rent stabilization or other housing laws, which could prevent us from raising rents; and

•increases in property-level maintenance and operating expenses.

Our properties may be unable to compete successfully for tenants.

Our properties compete for tenants with other properties and multi-family housing options, such as apartments and condominiums. Some of these competitors may offer more attractive properties or lower rents than we do, and they may attract the high-quality tenants to whom we seek to lease our properties. Additionally, some competing housing options may qualify for governmental subsidies that may make such options more affordable and therefore more attractive than our properties. Competition for tenants could reduce our occupancy and rental rates and adversely affect us.

Long-term leases may not result in fair market lease rates over time; therefore, our income and cash available for distribution to our Members could be lower than if we did not enter into long-term leases.

We may enter into long-term leases with tenants. Our longer-term leases may provide for rent increases over time. If we do not accurately judge the potential for increases in market rental rates, the rent under our long-term leases with tenants may be significantly less than then-current market rental rates, even after contractual rental increases and applicable percentage rents. Further, we may have no ability to terminate those leases or to adjust the rent to then-current market rates. As a result, our revenues and cash available for distribution to our Members could be lower than if we did not enter into long-term leases.

Short-term leases of residential property may expose us to the effects of declining market rents.

Some of our leases to tenant-occupants may be for a term of one year. As these leases permit the tenants to leave at the end of the lease term without penalty, we anticipate our rental revenues may be affected by declines in market rents more quickly than if our leases were for longer terms. Short-term leases may result in high turnover, which involves costs such as restoring the properties, marketing costs and lower occupancy levels. Because we have a limited operating history, our tenant turnover rate and related cost estimates may be less accurate than if we had more operating data upon which to base these estimates.

We rely on information supplied by prospective tenants in managing our business.

We rely on information supplied to us by prospective tenants in their rental applications to make leasing decisions, and we cannot be certain that this information is accurate. In particular, we rely on information submitted by prospective tenants regarding household income, tenure at current job, number of children and size of household. Moreover, these applications are submitted to us at the time we evaluate a prospective tenant, and we do not require tenants to provide us with updated information during the terms of their leases, notwithstanding the fact that this information can, and frequently does, change over time. Even though this information is not updated, we use it to evaluate the overall average credit characteristics of our portfolio over time. If tenant-supplied information is inaccurate or our tenants’ creditworthiness declines over time, we may make poor leasing or underwriting decisions and our portfolio may contain more credit risk than we believe. When we purchase properties that are subject to existing leases, we are not able to collect any information on tenant creditworthiness in connection with such purchases.

We depend on our tenants for all of our revenues.

We depend on tenants for all of our revenues. Our operating results and cash available for distribution would be adversely affected if a significant number of our tenants were unable to meet their lease obligations or failed to renew their leases with us. Widespread lay-offs and other adverse changes in the economic conditions in and around the select markets in which we invest could result in substantial tenant defaults or non-renewals. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord at that property and may incur costs in protecting our investment and re-leasing the property. We may be unable to re-lease the property for the rent previously received.

We may be unable to renew leases and our occupancy rate could decline.

We cannot assure you that tenants will renew their leases with us. If the rental rates for our properties decrease or our tenants do not renew their leases, our financial condition, results of operations, cash flow, cash available for distribution and our ability to satisfy our debt service obligations could be materially adversely affected.

Some or all of our properties may become vacant either by a default of tenants under their leases or the expiration or termination of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available for distribution. In addition, the resale value of the property could be reduced because the market value of a particular property may deteriorate if it remains unoccupied for an extended period of time.

Poor tenant selection and defaults by our tenants may negatively affect our financial performance.

Our success will depend, in large part, upon our ability to attract and retain qualified tenants for our properties. This will depend, in turn, upon our ability to screen applicants, identify good tenants and avoid tenants who may default. We will inevitably make mistakes in our selection of tenants, and we may rent to tenants whose default on our leases or failure to comply with the terms of the lease or HOA regulations negatively affect our financial performance, reputation and the quality and value of our properties. For example, tenants may default on payment of rent, make unreasonable and repeated demands for service or improvements, make unsupported or unjustified complaints to regulatory or political authorities, make use of our properties for illegal purposes, damage or make unauthorized structural changes to our properties which may not be fully covered by security deposits, refuse to leave the property when the lease is terminated, engage in domestic violence or similar disturbances, disturb nearby residents with noise, trash, odors or eyesores, fail to comply with HOA regulations, sub-let to less desirable individuals in violation of our leases or permit unauthorized persons to live with them. In addition, defaulting tenants will often be effectively judgment-proof. The process of evicting a defaulting tenant from a family residence can be adversarial, protracted and costly. Furthermore, some tenants facing eviction may damage or destroy the property. Damage to our properties may significantly delay re-leasing after eviction, necessitate expensive repairs or impair the rental revenue or value of the property, resulting in a lower than expected rate of return. In addition, we will incur turnover costs associated with re-leasing the properties, such as marketing expense and brokerage commissions, and will not collect revenue while the property is vacant. Although we will attempt to work with tenants to prevent such damage or destruction, there can be no assurance that we will be successful in all or most cases. Such tenants will not only cause us not to achieve our financial objectives for the properties in which they live, but may subject us to liability, and may damage our reputation with our other tenants and in the communities where we do business.

Title defects and eminent domain could lead to material losses on our investments.

Although we currently intend to acquire title insurance on the majority of our residential properties when it is available, we may, and likely will, also acquire a number of our homes on an “as is” basis without the benefit of title insurance prior to closing. Increased scrutiny of title matters, particularly in the case of foreclosures, could lead to legal challenges with respect to the validity of the sale. In the absence of title insurance, the sale may be rescinded, and we may be unable to recover our purchase price, resulting in a complete loss. Title insurance obtained subsequent to purchase offers little protection against discoverable defects as they are typically excluded from such policies. Although we endeavor to assess the state of title prior to purchase, there can be no assurance that our assessments will be completely effective, which could lead to a material if not complete loss on our investment in such properties. In addition, even if we are able to acquire title insurance on a property, the title insurance provider may assert that we are not entitled to coverage under the policy and deny any claims we have thereunder.

Our title to a property may be challenged for a variety of reasons, including allegations of defects in the foreclosure process. Title insurance, if any, may not prove adequate in these instances.

It is also possible that governmental authorities may exercise eminent domain to acquire land on which our properties are built in order to build roads or other infrastructure. Any such exercise of eminent domain would allow us to recover only the fair value of the affected properties. Our acquisition strategy is premised on the concept that this “fair value” will be less than the real value of the property for a number of years, and we could effectively have no profit potential from properties acquired by the government through eminent domain.

We may not be able to complete dispositions on advantageous terms.

There is no guarantee that the Company will be able to dispose of our real estate assets, and any such disposition will remain dependent upon certain factors beyond the Company’s control, including competition from other real estate owners that are attempting to dispose of similar properties, and the availability of financing on attractive terms for potential buyers of the property. The Company’s inability to dispose of its real estate assets on favorable terms could have an adverse effect on the Company’s financial condition, results of operations, cash flow, and ability to make distributions to Members.

The Company may be unable to obtain debt financing for the acquisition and operation of the Company’s real estate assets.

The success of the Company’s strategy depends on its access to capital through use of excess cash flow and the use of leverage (i.e., borrowings) by the Company that will acquire and operate its real estate assets. Financing the investment strategy will require significant capital. Volatility and uncertainty in the stock and credit markets may negatively impact the Company’s ability to access debt financing on favorable terms, or at all, which may negatively affect the proposed investment.

We are subject to risks associated with uninsured losses.

There are certain types of losses, such as acts of war, terrorism, hurricanes, floods, or seismic activity, which now or in the future may be uninsurable or not economically insurable. Inflation, changes in building or zoning codes and ordinances, environmental considerations, and other factors may also make it infeasible to use insurance proceeds to replace an asset if it is damaged or destroyed. If an uninsured property loss or a property loss in excess of insured limits were to occur, the Company could lose its capital invested in the affected property, as well as the anticipated future revenues from such property.

If the Company overestimates the value or income-producing ability or incorrectly price the risks of the Company’s real estate assets, the Company may experience losses.

Analysis of the value or income-producing ability of the Company’s real estate assets is highly subjective and may be subject to error. The Manager will value the Company’s potential investments in real estate assets based on yields and risks, considering estimated future losses on the real estate and the estimated impact of these losses on expected future cash flows and returns. In the event that the Company underestimates the risks relative to the price the Company paid for a particular investment, the Company may experience losses with respect to such investment.

Risk associated with title insurance and eminent domain.

The Company currently intends to acquire title insurance when the Company purchases real estate assets. Title insurance obtained subsequent to purchase offers little protection against discoverable defects as they are typically excluded from such policies. Although the Company endeavors to assess the state of title prior to purchase, there can be no assurance that the Company’s assessments will be completely effective, which could lead to a material if not complete loss on the Company’s purchase of the underlying real estate. In addition, even if the Company is able to acquire title insurance on the underlying property, the title insurance provider may assert that the Company is not entitled to coverage under the policy and deny any claims the Company thereunder.

It is also possible that governmental authorities may exercise eminent domain to acquire the underlying real estate on which one or the Company’s real estate assets is located. Any such exercise of eminent domain would allow the Company to recover only the fair value of the property, which at such time could be less than the Company paid for the real estate and the improvements located thereon.

Certain other real estate related risks.

Our real estate related investments will be subject to the varying degrees of risk and significant fluctuations in their value. The value of the Company’s real estate assets depends upon the Company’s ability to operate the real estate assets in a manner sufficient to meet its commitments, including debt service, and/or maintain or increase revenues in excess of operating expenses or, the ability of the lessees to make rental payments. Revenues may be adversely affected by changes in national or international economic conditions; changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics; the financial condition of tenants, buyers, and sellers of properties; competition from other properties offering the same or similar services; changes in interest rates and in the availability, cost, and terms of mortgage funds; the impact of present or future environmental legislation and compliance with environmental laws; the ongoing need for capital improvements (particularly in older structures); changes in real estate tax rates and other operating expenses; adverse changes in governmental rules and fiscal policies; civil unrest; acts of God, including earthquakes, hurricanes, and other natural disasters; acts of war; acts of terrorism (any of which may result in uninsured losses); adverse changes in zoning laws; and other factors that are beyond the Company’s control.

The Company may be subject to liability under environmental laws, ordinances, and regulations.

Under various federal, state, and local laws, ordinances and regulations, and to the extent the Company owns any interests in properties directly and not indirectly through a limited liability entity, the Company may be considered an owner or operator of real properties responsible for paying for the disposal or treatment of hazardous or toxic substances released on or in the property, as well as certain other potential costs relating to hazardous or toxic substances (including governmental fines and injuries to persons and property). Such liability may be imposed on the Company whether or not it had knowledge of or responsibility for the presence of hazardous or toxic substances. The Company’s efforts to identify and discover environmental liabilities with respect to properties it may acquire or to which it may provide lender financing may not be sufficient, notwithstanding its due diligence efforts including environmental audits designed to ensure that its portfolio will be in substantial compliance with federal, state and local environmental laws, ordinances and regulations regarding hazardous or toxic substances.

To the extent the Company is responsible for environmental liabilities, such could have a materially adverse effect on its results of operations and financial condition as well as jeopardize other investment assets in its portfolio, with negative implications for the value of an investment in the Company.

Our operations could be harmed by a prolonged economic slowdown, a lengthy or severe recession or declining real estate values.

Our properties may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. An economic slowdown or recession could have a material negative impact on the values of commercial and residential real estate. Declining real estate values will likely reduce our level of purchases of investment properties. Further, declining real estate values significantly increase the likelihood that we will incur losses on our on the sale of any investment property, which in turn would force us to lease or rent investment properties for longer than we had originally intended to and for possible less than we would have otherwise originally been able

to. Any sustained period of declining real estate values could adversely affect both our income from the lease, rental or sale of investment properties, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to you.

Risks Related to Financing

We may be unable to generate sufficient capital to meet our debt service obligations.

The acquisition and operation of the Company’s assets may be financed in part by Debt Financing (as defined below), which will increase the Company’s exposure to loss. The use of leverage involves a high degree of financial risk and may increase the exposure of the Company and the Company’s assets to factors such as rising interest rates, downturns in the economy or deterioration in the condition of the collateral underlying such investments. The use of leverage will increase the risk of loss.

We may incur substantial debt in the future. Incurring debt could subject the Company to many risks, including the risks that:

•cash flows from operations will be insufficient to make required payments of principal and interest;

•debt may increase the Company’s vulnerability to adverse economic and industry conditions;

•the Company (or any special purpose entity) will be subject to restrictive covenants that require the Company (or any special purpose entity) to satisfy and remain in compliance with certain financial requirements or that impose certain limitations on the Company’s operations;

•we may be required to dedicate a substantial portion of our net cash from operations to payments on debt, thereby reducing any potential distribution of net cash from operations to the Members, including the Company, funds available for operations and capital expenditures, future improvements or operations; and

•the terms of any refinancing may not be as favorable as the terms of the debt being refinanced.

If we do not have sufficient funds to repay the Debt Financing, we incur when it matures, we may need to refinance the debt or the Company may need to raise additional equity. If, at the time of any refinancing, prevailing interest rates or other factors result in higher interest rates on refinancing, increases in interest expense could adversely affect our cash flows and, consequently, cash potentially available for distribution to the Members. To the extent the Company is required to raise additional equity to satisfy such debt, existing Members could see their interests diluted. If we are unable to refinance our debt or raise additional equity on acceptable terms, we may be forced to dispose of certain assets on disadvantageous terms, potentially resulting in losses. To the extent we cannot meet any future debt service obligations, we will risk losing some of all of our real estate assets, and you could lose some or all of your investment.

Definitive documentation related to debt financing remains under negotiation.

In order to engage in its planned business operations, we may obtain and enter into definitive loan documentation with a third-party lender financing (collectively, the “Debt Financing”). The definitive loan documentation will be subject to the approval of the respective lenders providing the Debt Financing. If the definitive Debt Financing documentation and the terms thereof differ materially from those anticipated to be obtained by the Company, then such events may adversely affect the Company and investors’ investment in the Class A Units.

We expect that the Debt Financing will be secured by a first lien on certain of our real estate assets.

We expect that the Company’s Debt Financing will be secured by a first position lien(s) on certain of the Company’s real estate assets. Therefore, if we default on any of its obligations under such Debt Financing it could result in lender foreclosing on some of our real estate assets securing the particular Debt Financing or otherwise being entitled to revenues generated by and through our real estate assets.

We expect that our agreements with its creditors will contain strict covenants and such covenants. There can be no assurance that Company’s operations will support the expenses associated with its debt.

We expect that our arrangements with our creditors will include certain covenants that, among other things, may restrict, (i) investments, loans and advances and the paying of distributions and other restricted payments; (ii) the incurrence of additional indebtedness; (iii) the granting of liens, other than liens created pursuant to the credit facility and certain permitted liens; (iv) transactions with affiliates; (v) the sale of assets; and (vi) capital expenditures. These credit arrangements may also likely require the Company (or special purpose entity) to maintain certain financial ratios, such as leverage ratios. All of these restrictive covenants may restrict the Company’s ability to expand or pursue its business strategies. The Company’s ability to comply with these and other provisions of its credit arrangements may be impacted by changes in economic or business conditions, results of operations or events beyond the Company’s control. The breach of any of these covenants could result in a default under the Company’s credit arrangements, in which case, depending on the actions taken by the lenders thereunder, such lenders could elect to declare all amounts borrowed under our credit arrangements, together with any accrued interest, to be due and payable. If we were unable to repay any such borrowings or interest, the lenders could proceed against any collateral they may have claims to.

Risks Related to Compliance and Government Regulation

The Offering is not registered with the SEC or any state securities authorities and those entities have not made any determination that this Offering Circular is adequate or accurate.

The Offering of the Class A Units will not be registered with the SEC under the Act or the securities agency of any state and the Class A Units are being offered in reliance upon an exemption from the registration provisions of the Act and state securities laws applicable only to offers and sales to prospective investors meeting the suitability requirements set forth herein. Since this is a nonpublic offering and, as such, is not registered under federal or state securities laws, prospective investors will not have the benefit of review by the SEC or any state securities regulatory authority. The Class A Units are being offered and will be sold, to prospective investors in reliance upon a private offering exemption from registration provided in the Act and state securities laws. If the Company should fail to comply with the requirements of such exemption, the prospective investors may have the right, if they so desired, to rescind their purchase of the Class A Units. It is possible that one or more prospective investors seeking rescission would succeed. This might also occur under the applicable state securities or “Blue Sky” laws and regulations in states where the Class A Units will be offered without registration or qualification pursuant to a private offering or other exemption. If one or more Members were successful in seeking rescission, the Company would face significant financial demands that could adversely affect the Company as a whole and, thus, the investment in the Class A Units by the remaining Members.

Business and regulatory risks.

The financial services industry generally, and the activities of hedge funds and their managers in particular, have been subject to intense regulatory scrutiny. Such scrutiny may increase the Company's and the Manager's exposure to potential liabilities and to legal, compliance and other related costs. Increased regulatory oversight may also impose additional administrative burdens on the Manager. In addition, securities and futures markets are subject to comprehensive statutes, regulations and margin requirements. The SEC, other regulators, self-regulatory organizations and exchanges are authorized to take extraordinary actions during market emergencies. The regulation of derivatives transactions and funds that engage in such transactions is an evolving area of law and is subject to modification by government and judicial actions. The effects of any regulatory changes on the Company could be substantial and adverse.

The Company’s income may be reduced if it is required to register as an investment company under the Investment Company Act; if we become an unregistered investment company, we could not continue our business.

The Manager has decided to comply with the Section 3(c)(5)(C) exemption from registration as an Investment Company available under the Investment Company Act of 1940, as amended (“Investment Company Act”).  Section 3(c)(5)(C) generally excludes from the definition of “Investment Company” any company that is engaged primarily in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” Congress has stated the intention behind the Section 3(c)(5)(C) exemption is that the exemption is for real estate, not securities (i.e., not investment contracts).

If we were obligated to register as investment companies, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things: (i) limitations on capital structure; (ii) restrictions on specified investments; (iii) prohibitions on transactions with affiliates; and (iv) compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of us and liquidate our business.

We will be subject to ongoing public reporting requirements that are less rigorous than rules for more mature public companies, and our Members will receive less information.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for public companies reporting under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

We may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company (as defined in the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including but not limited to:

•not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. If we elect to take advantage of the benefits of this extended transition period, our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion, (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

If we decide to apply for the quotation of our common stock on the OTCQB or OTCQX market, we will be subject to the OTC Market’s Reporting Standards, which can be satisfied in a number of ways, including by remaining in compliance with (i) the SEC reporting requirements, if we elect to become a public reporting company under the Exchange Act, or (ii) Regulation A reporting requirements, if we elect not to become a reporting company under the Exchange Act.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and our Members could receive less information than they might expect to receive from more mature public companies.

Risks associated with investments by Benefit Plans.

In considering the acquisition of Class A Units to be held as a portion of the assets of an “employee benefit plan” within the meaning of Section 3(3) of ERISA (a “Benefit Plan” or “Plan”), a Plan fiduciary, taking into account the facts and circumstances of such trust, should consider, among other things: (a) the effect of the “Plan Asset Regulations” (Labor Regulation Section 2510.3-101) including potential “prohibited transactions” under the Code and ERISA; (b) whether the investment satisfies the “exclusive purpose,” “prudence,” and “diversification” requirements of Sections 404(a)(l)(A),(B) and (C) of ERISA; (c) whether the investment is a permissible investment under the documents and instruments governing the plan as provided in Section 404 (a)(l)(D) of ERISA; (d) the Plan may not be able to distribute Class A Units to participants or beneficiaries in pay status because the Manager may withhold its consent; and (e) the fact that no market will exist in which the fiduciary can sell or otherwise dispose of the Class A Units and we has no history of operations. The prudence of a particular investment must be determined by the responsible fiduciary with respect to each employee benefit plan, considering the facts and circumstances of the investment.

PROSPECTIVE BENEFIT PLAN INVESTORS ARE URGED TO CONSULT THEIR ERISA ADVISORS WITH RESPECT TO ERISA AND RELATED TAX MATTERS, AS WELL AS OTHER MATTERS AFFECTING THE BENEFIT PLAN’S INVESTMENT IN THE COMPANY. MOREOVER, MANY OF THE TAX ASPECTS OF THE OFFERING DISCUSSED HEREIN ARE APPLICABLE TO BENEFIT PLAN INVESTORS WHICH SHOULD ALSO BE DISCUSSED WITH QUALIFIED TAX COUNSEL BEFORE INVESTING IN THE COMPANY.

Risks Related to Conflicts of Interest

Allocation of distributions and the Manager’s incentive.

Since our Manager will receive a portion of the Company’s profits, our Manager may have an incentive to take more risks than it would otherwise take in the absence of such performance-based compensation. In addition, the method of calculating the amount of participation in the Company’s profits may result in conflicts of interest between our Manager on the one hand, and the Members on the other hand, with respect to the management and disposition of our portfolio of real estate assets.

Management of the Company; Allocation of time.

It is expected that the Manager will devote substantial time and effort to the Company and the Offering. However, the Manager and its principals may work on various projects not involving the Company, and conflicts of interest may arise in allocating time, services or functions of such parties. The Manager may form additional companies or ventures or serve as manager for other client accounts with investment objectives and strategies substantially similar to those of the Company. The principals of the Manager and its affiliates may have investments in certain of the entities which they manage which exceed their investments in the Company. Further, the Manager and its affiliates may engage in other business activities unrelated to the Company and the Offering. As a result of the foregoing, the Manager and its affiliates may have conflicts of interest in allocating their time and activity between the Company and other entities or activities and in allocating investments among the Company and other entities.

The Company has not retained separate counsel for the Members.

Separate counsel has not been engaged to act on behalf of investors in the Company. The Manager and Company have the same legal counsel with respect to the Offering.

Tax Related Risks

There may be tax risks to the Company and its Members.

There are risks associated with the federal income tax aspects of an investment in the Company. The Internal Revenue Service (“IRS” or “Service”) could potentially examine tax issues that could affect the Company. Moreover, the income tax consequences of an investment in the Company are complex, and tax legislation could be enacted and regulations adopted in the future to the detriment of Members. Certain paragraphs that follow summarize some of the tax risks to the Members who own the Class A Units. A discussion of the tax aspects of the investment is set forth under “TAX CONSIDERATIONS.” Because the tax aspects of this Offering are complex and may differ depending on individual tax circumstances, each prospective investor must consult with and rely on his/her own independent tax advisor concerning the tax aspects of the Offering and his/her individual situation. No representation or warranty of any kind whatsoever is made with respect to the acceptance by the IRS authorities of the treatment of any item by the Company or by any Member.

An IRS or other audit of the Company’s books and records could result in changes in our income tax returns.

The Company’s federal income tax returns could potentially be audited by the IRS or other authorities. Such an audit could result in the challenge and disallowance of some of the credits or deductions claimed in such returns. The Company does not assure or give a warranty of any kind with respect to the deductibility of any such items or the eligibility for tax credits in the event of either an audit or any litigation resulting from an audit.

The IRS may challenge the allocation of net income and net losses.

In order for the allocations of income, gains, deductions, losses and credits under the Operating Agreement to be recognized for tax purposes, such allocations must possess substantial economic effect. The Company cannot assure you that the IRS will not claim that such allocations lack substantial economic effect. If any such challenge to the allocation of losses to any Member were upheld, the tax treatment of the investment for such Member could be adversely affected.

A Member may have taxable income that exceeds the amount of cash distributions received.

A Member’s taxable income resulting from his/her interest in the Company may exceed the cash distributions that such Member receives from the Company. This may occur because the Company’s receipts may constitute taxable income but its expenditures may constitute nondeductible capital expenditures or loan repayments. Thus, a Member’s tax liability may exceed his/her share of cash distributions from the Company. The same tax consequences may result from the sale or transfer of a Member’s Class A Units, whether voluntary or involuntary, and may produce ordinary income or capital gain or loss.

If the IRS were to audit the Company, a Member could be liable for accuracy related penalties and interest.

In the event of an audit in which Company deductions are disallowed, the IRS could assess significant penalties and interest on tax deficiencies. The Code provides for penalties relating to the accuracy of income tax returns equal to twenty percent (20%) of the portion of the underpayment to which the penalty applies. The penalty applies to any portion of any understatement, which is attributable to (1) negligence; (2) any substantial understatement of income tax; or (3) any substantial valuation misstatement. Additional interest may be imposed on underpayments relating to tax shelters. The Manager believes that the Company is not a “tax shelter,” as defined, and that there is substantial support for the positions to be taken by the Company on its income tax returns. However, the Company cannot assure you that the IRS will agree with these positions.

Holders of Units will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.

As members of a limited liability company that will elect to be taxed as a partnership, the holders of Units will receive annual Schedule K-1s following the end of each taxable year. The partner information tax returns on Schedule K-1 will contain information regarding the income items and expense items of Company and will allocate a portion of those items to you based on your percentage ownership in the Company. The preparation of annual tax returns for owners of real estate involve a complex series of calculations, and as a result, your Schedule K-1 may be more complicated that others you may have received. Additionally, if you have not received Schedule K-1s from other investments, you may find that preparing your tax return may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your return.

Changes in U.S. federal income tax law could adversely affect an investment in the Company.

Congress enacts new tax laws on a regular basis which make significant changes to the federal tax law. Congress could make additional changes in the future to the income tax consequences with respect to an investment in the Company. In addition, Congress is currently analyzing and reviewing numerous proposals regarding changes to the federal income tax laws. The extent and effect of such changes, if any, is uncertain.

THE DISCUSSION OF TAX CONSEQUENCES CONTAINED IN THIS OFFERING CIRCULAR IS A SUMMARY OF TAX CONSIDERATIONS BASED ON THE LAW, COURT RULINGS AND REGULATION PRESENTLY IN EFFECT AND TRUE. IT IS NOT TO BE CONSTRUED AS TAX ADVICE. FURTHER, PROSPECTIVE INVESTORS SHOULD BE AWARE THAT NEW ADMINISTRATIVE, LEGISLATIVE OR JUDICIAL ACTION COULD SIGNIFICANTLY CHANGE THE TAX ASPECTS OF THE COMPANY AT ANY TIME, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY AND THE MEMBERS. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX COUNSEL AND/OR ADVISOR AS TO THE POTENTIAL TAX IMPLICATIONS THAT AN INVESTMENT IN THE COMPANY WILL HAVE ON THEM.

PLAN OF DISTRIBUTION

The Company is offering up to $14,000,000 of our Class A Units pursuant to this Offering Circular. Our Class A Units will be offered primarily directly by the Company, the Manager and associated persons of the Company and Manager on an ongoing and continuous basis. The associated persons of the Company and Manager who will be offering the Class A Units are not deemed to be brokers under Rule 3a4-1 of the Securities Exchange Act of 1934, as amended. In accordance with the provisions of Rule 3a4-1(a), officers who sell Class A Units will not be compensated by commission, will not be associated with any broker or dealer and will limit their activities so that, among other things, they do not engage in oral solicitations of, and comply with certain specified limitations when responding to inquiries from, potential purchasers.

While most Class A Units are expected to be offered and sold directly by the Company, the Manager and their respective officers and employees, the Company or Manager has reserved the right to offer and sell Class A Units through the services of independent broker/dealers who are member firms of FINRA. As of the date of this Offering Circular, the Company or Manager has not engaged any broker-dealer and has no agreement for paying a broker-dealer commissions or fees. In the event the Company enters into an agreement with a licensed broker-dealer, the Company will amend the Offering Circular and other necessary documents and notify investors of such engagement. It is anticipated that the customary and standard commissions of a licensed broker-dealer may be up to nine percent (9%) of the proceeds received for the sale of Class A Units. Notwithstanding the foregoing, the amount and nature of commissions payable to broker/dealers is expected to vary in specific instances and may be lower than the one listed herein. The investor who is admitted to the Company through such broker/dealer (and not the Company nor the Manager) will be responsible for all such commissions payable to broker/dealers (and such payments may reduce the investor’s invested capital).

The offering will continue through the earliest of (1) the date upon which all $14,000,000 in Class A Units have been sold; or (2) the date on which we terminate this offering. Following qualification of the offering statement of which this Offering Circular is a part, the Company will conduct closings of this offering at its discretion

Once the SEC qualifies this offering, we are permitted to generally solicit investors nationwide by use of various advertising mediums, such as print, radio, TV, and the Internet. We plan to primarily use the Internet through a variety of existing Internet advertising mechanisms, such as adwords and search engine optimization (e.g., placement on Yahoo and Google). As a result, it is anticipated that Internet traffic will arrive at a section of our website where prospective investors, can find additional information regarding this offering and may initiate a purchase of the Class A Units in compliance with the Subscription Agreement.

Compensation Payable to FINRA Members

There will be no exclusive selling agent. The Class A Units will be offered for sale by (i) associated persons of the Company and the Manager; and (ii) broker-dealers (“Broker-Dealers,” collectively the “Selling Group”) who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

In conducting this offering, the associated persons of the Company, intend to rely on the exemption from registration contained in Exchange Act Rule 3a4-1.

The Manager anticipates that some investments will result in the Company paying a selling commission (the “Selling Commission”) of up to seven percent (7%) of each investor’s initial investment to a Selling Agent, although the actual percentage may be range between one percent (1%) to seven percent (7%) on any new funds. The Company may also engage the services of a managing broker dealer for the sale of Class A Units.  Any managing broker dealer will be entitled to receive a fee equal to two percent (2%) of the gross proceeds.

The Company has budgeted one percent (1.0%) of the gross proceeds for marketing costs.  Marketing costs may also include marketing materials and travel associated with marketing of the Offering.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the Company’s website, as well as on the SEC’s website at www.sec.gov.

In order to subscribe to purchase our Class A Units, a prospective investor must electronically complete, sign and deliver to us an executed Subscription Agreement like the one attached to this Offering Circular as Exhibit B, and wire funds for its subscription amount in accordance with the instructions provided therein.

An investor will become a Member, including for tax purposes, and the Class A Units will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and the Company accepts the investor as a Member.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

Commencement of Offering Period.

The offering period will commence upon this Offering Circular being qualified by the SEC.

Qualified Purchasers and Blue Sky Laws

Our Class A Units are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our Class A Units offered hereby are offered and sold only to “qualified purchasers.” “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Class A Units does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

Transferability of our Class A Units.

Our Class A Units are generally not freely transferable by Members.  Transfer of Class A Units by Members is restricted by applicable securities laws or regulations as well as the Operating Agreement.

Advertising, Sales and Promotional Materials.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our Class A Units, these materials will not give a complete understanding of this offering, us or our Class A Units and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in our Class A Units.

These marking and promotional materials will contain only information that does not conflict with the information provided by this Offering Circular, the materials will not provide a prospective investor a complete understanding of this offering, the Company, the Class A Units and will not be considered part of this Offering Circular.  The offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular prior to deciding to purchase Class A Units.

Supplements and Post-Qualification Amendments to this Offering Circular.

In compliance with Rule 253(e) of Regulation A, we shall revise this Offering Circular during the course of the offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide update financial statements and shall be filed as an exhibit to the Offering Circular and be requalified under Rule 252.

ESTIMATED USE OF PROCEEDS

The below table sets forth our estimated use of proceeds from this offering. We will realize gross proceeds from the offering of up to $14,000,000.00 if we raise the maximum amount. We anticipate the proceeds will generally be used as detailed below. The estimates set forth below do not take into account the use of any financial leverage and are not intended to represent the order of priority in which the proceeds may be applied. We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering costs and expenses, which include legal and accounting costs) for investment purposes. We may not be able to promptly use the net proceeds of this offering to acquire assets. In the interim, we may invest in money market accounts. Such money market accounts will not earn as high of a return as we expect to earn on our business.

The offering scenario presented below is for illustrative purposes only and the actual amounts of proceeds, if any, may differ. Some of the numbers in the below table have been rounded.

Maximum Offering

	Amount	Percentage of Gross Proceeds

Gross Offering proceeds (1)	$14,000,000	100.00%
Organization and Offering (2)	($140,000)	(1.00%)
Managing Broker Dealer (3)	($280,000)	(2.00%)
Selling Commissions (4)	($980,000)	(7.00%)
Marketing (5)	($140,000)	(1.00%)
Total Offering and Organization Expenses and Fees	($1,540,000)	11.00%
Available for Investment	($12,460,000)	89.00%

Offering and Organization Expenses and Fees	($1,540,000)	11.00%
Total Application	$14,000,000	100.00%

_________________________

(1)The costs shown in this Estimated Use of Proceeds are based on the Company’s’ expectations for the total costs to subscribe and close the offering.  Because actual costs may vary from the budgeted amount, the Company’s may use excess funds in one category to cover a shortage in another category.  If actual total costs exceed the amount budgeted, the Company’s has agreed to use its Initial Management Fee to cover the excess costs.  If actual total costs are less than budgeted, the excess funds will be retained as additional reserves, either by the Manager or the lender, as applicable.

(2)The Manager will be entitled to reimbursement for expenses incurred in connection with the organization of the Company’s organizational and offering expenses. Actual organization and offering expenses may vary from the budgeted amount shown, but shall include, but not be limited to, legal and accounting expenses.

(3) The Company may utilize the services of a managing broker dealer. If so, the Company will be required to pay it a fee equal to 2% of gross Offering proceeds. The broker dealer may utilize the services of a wholesalers. If so, the broker dealer will be required to pay them a fee of up to 1% of the total of 2% managing broker dealer fee.

(4)Selling Commissions will be paid to Selling Agents in an amount not to exceed 7% of the gross Offering proceeds.

(5)The Company’s has budgeted for marketing costs that could include any marketing costs involved with the Offering.  A portion or all of the marketing budget may be paid to a third-party wholesaler or to be used to reimburse the Company’s for any sales commissions paid for wholesaling activities associated with the Offering.  Marketing costs may also include marketing materials and travel associated with marketing of the Offering.

EXECUTIVE SUMMARY

We are a capital management group focused on investing in, with, and for communities often ignored by more traditional financiers. We will focus on real estate investments with an emphasis on purchasing single and multi-family housing facilities, refurbishing them above local quality, and renting units at market rate. Our strategy is to focus on buying and managing a portfolio of residential and multi-family real estate properties in the greater Chicago, Illinois metropolitan area.

According to the latest scavenger sale report by Cook County Treasurer Maria Papas, there are over 50,000 vacant properties in Chicago. Out of these 50,000 vacant properties, 21,000 are residential and multi-family homes. Our selection criteria will consist of finding these vacant homes and narrowing it down to the ones on the best streets. We will look for properties on streets with newly renovated homes and streets with minimum vacant properties. Out of this selected group we will purchase the homes that need renovation work; therefore, we can renovate them and immediately increase the property value of that home. Once renovated, the property manager will carefully select tenants to occupy the home.

In Chicago, 53% of the population rents, meaning that rental incomes for properties is better than if invested elsewhere. At the same time, although median home values in Chicago have increased in the last decade, demand to purchase homes has not risen accordingly - therefore, home prices remain below comparable metropolitan areas.

Although low-income areas tend to have a greater probability of renter instability, this typical instability will be offset by securing subsidized housing agreements. To date, our founders’ personal success has been localized to zip codes 60049 and 60617. In the greater Chicago area, as property values slowly increase, renting becomes more preferred at-large.

There is an increasing demand for quality apartment rentals by individuals and families in these Chicago communities. We will be able to purchase single, multi-family, and commercial properties, refurbish them below market cost, and subsequently offer them at market pricing. Meanwhile, We will be a new, vibrant, and meaningful addition to communities. Our ethical business practices and desire to improve community conditions will allow for low-income Chicagoans to access quality residence at affordable prices. To maintain a low-cost threshold, we have partnerships with local construction schools, which allows us to hire and train local residents while also creating cost-savings for property renovations. Often, inflated construction cost cut into the profitability of properties. Although most renovation efforts may increase the after repair value of a property, reducing construction cost is one of few methods to widening profit margins in real-estate. Due to our personal business experience in Chicago's real estate market and unique partnerships with local construction companies, we are suited to keep refurbishment cost below average. Low acquisition cost, in-house ability to refurbish/rehabilitate at low cost, and approach to guaranteed income via housing vouchers. By looking to purchase properties below fair market value, by buying in bulk or buying entire portfolios, we can rent at or below fair market value to maintain high occupancy rates and thus strong profitability. We understand profitability in real estate rental market is heavily dictated by volume. Therefore, we intend to scale rapidly.

Property Management

We will appoint the manager or a third-party property management company to serve as property manager to manage the purchased properties. Although a Wyoming LLC, the manager is registered to do business in Illinois and is capable of such a task.

The service of the property manager will include but not limited to:

•Collecting rent and maintaining books and records;

•Ensuring compliance with local landlord/tenant and other applicable laws;

•Handling tenant on-boarding (move-in) and move-out;

•Routine property maintenance and responding to tenant maintenance requests.

As compensation for the services provided by the property manager, we will pay a property management fee of equal to eight percent (8%) of all rents collected of managed properties.

Competition

Our stability largely depends on the ability to acquire properties below-market rate and rent them at market rate. We compete with seasoned real estate investors, property management corporations, institutional investors, as well as other crowdsources investing platforms, many of which have greater financial resources than we have. Other owners, investors, and interested parties may seek to acquire similar properties of interest while having greater access to capital resources. With greater capital investments, competitor’s may be able to purchase similar assets at more liberal price points – limiting our purchasing capacity. Although we are well positioned to compete effectively, there is tremendous competition in our market and thus there is no guarantee of success or that there will be a less competitive environment in the future. Finally, larger competitors may have the resources and positioning to withstand the impact of changes in policies and regulations as well as shifting market positions.

The Market

The dollar for dollar returns on investments in real estate has been far more stable and generative than many other economic sectors. The US property market continues to grow yet remains unable to keep pace with growing demand for housing. As home prices continue to increase, a similar increase in the populace cannot compete for a home and thus select to rent instead. This creates a market opportunity for us to gradually shift from a primary focus on single-family housing to a larger variety of investment opportunities.

The US rental market is characterized by high shortages and high demand, inspired by the large number of apartments that went vacant during the COVID-19 pandemic. Although rents have increased in 92% of cities, demand has pushed investment into high-end apartment property management, but simultaneously creating a neglect of affordable apartments. Even more, supply/demand levers have created a greater push for single family apartment units as they are increasingly inaccessible as a home purchase. In brief, housing conditions have made renting more attractive in many rental markets.

MANAGEMENT

Our Manager

We operate under the direction of our Manager, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs.  The Manager is a single purpose limited liability company established solely to serve as our Manager. The Manager’s executives and key personnel manage our affairs and are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

We will follow investment guidelines adopted by our Manager and the guidelines and borrowing policies set forth in this Offering Circular unless they are modified by our Manager. Our Manager may establish further written policies on purchasing and renovating properties and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled.  As noted earlier, our Manager may change our guidelines and objectives at any time without approval of our Members.

Our Manager performs its duties and responsibilities pursuant to our Operating Agreement. We have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities.

Executive Officers of our Manager

As of the date of this Offering Circular, the following individuals are considered key personnel and/or executive officers of our Manager.

Michael Amir Williams – Chief Executive Officer

Michael Amir opens the line of communication between clients, customers, and businesses to get big projects done.  Michael graduated from Marymount California University with honors.  He continued his college education at the University of Southern California.  However, in 2004 Michael Amir decided to accept a job opportunity of a lifetime working with the Late Mr. Michael Joseph Jackson. As Michael Jackson’s Executive Assistant, it was required for Michael Amir to become accomplished and acquire multidisciplinary business and operational expertise while working with such a high profile and international mega star.  Fortunately, Mr. Michael Jackson was extremely impressed with Michael Amir’s impeccable work habits and demonstration of strong business acumen.  Michael Amir was promoted to Mr. Michael Jackson’s Chief of Staff.  As an accomplished and multidisciplinary business and operations executive, Michael Amir was in a powerful leadership position that required productivity and efficiency.  Michael’s responsibilities were inclusive of making delegated decisions on behalf of Mr. Jackson and his business.

After the untimely death of Michael Jackson, Michael Amir worked as an advisor to The Estate of Michael Jackson for several years.  Michael’s vision and leadership skills inspired him to create and open his own Production Studio, growing it to a Million Dollar Company.  Later, as an additional business, Michael Amir co-founded Elite Real Estate with his long-time business partner Faheem Muhammad who served as the CEO.  Michael Amir is a visionary leader respected for promoting innovation, while enhancing lucrative business opportunities.  Michael is respected for optimizing resources to achieve the goals and objectives of his companies.  Michael Amir’s commendable history as the visionary and thought leader for advancing the strategic direction of his companies will continue to provide innovation and organizational leadership critical to promoting continuous growth and business strategies that will produce favorable results in an evolving global real estate market.

Faheem Muhammad – Chief Financial Officer

Faheem Muhammad was interested in business from a young age, starting his first business at 10 years old, he’s now proving to be the great business mind many believed he would become. Faheem Graduated with a BS in Business Administration from CSU Sacramento; from there was inspired to explore the business world of Executive Protection. He now has over 12 years of successful experience in Executive Protection (Executive Security Specialist) inclusive of major security tactics training and weapons training and certification.  Mr. Muhammad is owner of Elite Transportation and Security Services, LLC.  In 2007, Faheem Muhammad was hired by the Late Mr. Michael Jackson to provide Mr. Michael Jackson and his family with unrivaled security and risk management services.  As an Executive Security Specialist, Mr. Muhammad was among the best in the security business with assessment strategies to navigate some of the most tumultuous environments throughout the world.  As owner of Elite Transportation and Security Services, LLC. Mr. Muhammad led a security team of hundreds of men and women both domestically and internationally.  Faheem Muhammad’s company has provided executive protection, secure travel services, and special event security across 12 countries and throughout countless states and cities in the United States.  Mr. Muhammad has successfully grown his security company into a multi-million-dollar business. He has secured “A-Lists Clients”; adhering to strict confidential status of high-profile clients, while providing unparalleled and exceptional security services for his upscale clients.  Faheem Muhammad and his company currently oversees Executive Protection for an amazing roster of clients including Mr. Sean Combs (P-Diddy) and Mr. Combs family since 2013.

Faheem Muhammad is also the CEO of Elite Real Estate Company, which was co-founded with Michael Amir, his business partner for many years.  With over 10 years of experience in Real Estate Investment Markets; encompassing Los Angeles, California and Chicago,  Faheem Muhammad’s business plan strategically prioritized focus on distressed properties and beautification of homes and abandoned neighborhoods.

Mr. Muhammad is certified to work with Genesus Construction Company; assisting with community beautification.  Elite Real Estate Company’s goal is to promote visually appealing communities; to help increase property values and attract businesses by improving the dilapidated neighborhoods with restored homes.  Promoting safety by uplifting neighborhoods and their reputations with positive home images.

Compensation of Executive Officers and Key Personnel

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by the Company.  We will be managed by the executive officers of our Manager.  These individuals receive compensation for his or her services from the Manager and not from the Company; however, we do indirectly bear some costs associated with the compensation paid to these individuals by way of the payment of the management fee to the Manager.  These individuals, in their capacity of executive officers or key personnel of our Manager will be instrumental in managing our day-to-day affairs.

Limited Liability and Indemnification of our Manager and Others

Subject to certain limitations, our Operating Agreement limits the liability of our Manager and its officers, members, managers, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager and its officers, members, managers.

Term and Removal of the Manager

Under our Operating Agreement, our Manager will serve as manager for an indefinite term and may only be removed for “cause” as defined in the Operating Agreement.  “Cause” under the Operating Agreement is defined as: (i) the commencement of any proceeding relating to the bankruptcy or insolvency of the Manager, including an order for relief in an involuntary bankruptcy case or the Manager authorizing or filing a voluntary bankruptcy petition which is not dismissed within ninety (90) days; (ii) final and non-appealable adjudication of fraud by the Manager against the Company; or (iii) the dissolution of the Manager.  Our Manager may also elect to withdraw as our Manager by providing no less than 90 days prior notice to each Member.

Upon withdrawal or disqualification of the Manager, the Members by a majority of the allocation percentages of all Members shall vote to continue the Company and select a successor general partner or elect to dissolve the Company.

MANAGEMENT COMPENSATION

The following information summarizes the forms and estimated amounts of compensation (some of which involve cost reimbursements) to be paid by the Company, or others, to the Manager and its affiliates. Much of this compensation will be paid regardless of the success or profitability of the Company. None of these fees were determined by arm’s length negotiations. Except as disclosed in this Offering Circular, neither the Company nor any of its affiliates, directors, officers, employees, agents or counselors are participating, directly or indirectly, in any other compensation or remuneration with respect to the Offering.

Form of Compensation	Description	Estimated Amount of Compensation
Reimbursement of Expenses to Manager:

The Manager will be reimbursed for all organization and offering expenses (including legal, accounting, printing, marketing and other miscellaneous costs and expenses), as well as costs and expenses relating to the organization of the Company.

The Manager will also be reimbursed for reasonable and necessary expenses paid or incurred by the Manager in connection with the operation of the Company, including any legal and accounting costs (which may include an allocation of salary), to be paid from operating revenue.

Impracticable to determine at this time.
Management Fee:

The Manager shall receive an annual management fee (the “Management Fee”) in an amount equal to three percent (3%) of the Company’s gross annual revenue. The Management Fee shall be payable to Oasis Real Estate Investment Management, LLC. The Manager, in its discretion, may defer the payment of any portion of the Management Fee.

Actual amounts are dependent upon the offering proceeds we raise. Impracticable to determine at this time.

Distributions as Class B Member to Oasis Investment Holdings, LLC:

Oasis Investment Holdings, LLC, the Class B Member and affiliate of the Manager will own all of the issued and outstanding Class B Units and shall be entitled to receive distributions of net cash flow and net capital transaction proceeds that are subordinate to certain distributions to the Class A Members.

Net cash flow will be accounted for and distributed on a quarterly basis (if available) to the Members as follows:

1.First, 70% pro rata to the Class A Members and 30% to the Class B Member until each Class A Member has received a return of capital;

2.Second, 50% pro rata to the Class A Members and 50% to the Class B Member.

Upon sale of the Company’s assets or such other liquidation event, the proceeds from such event will be distributed among the Members as follows:

1.First, to pay all of the Company’s creditors;

2.Second, to the establishment of reserves as required by law in connection with the Company’s dissolution and liquidation;

3.Third, 70% pro rata to the Class A Members and 30% to the Class B Member until each Class A Member has received a return of capital;

4.Fourth, 50% pro rata to the Class A Members and 50% to the Class B Member.

Impracticable to determine at this time as the exact amount of cash flow in impracticable to determine at this time.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The Manager’s Discussion and Analysis may contain forward-looking statements. Investors should not place undue reliance on forward-looking statements, and should consider carefully the statements made in “Risk Factors” and elsewhere in this Offering Circular that identify important factors that could cause actual outcomes to differ from those expressed or implied in the Company’s forward-looking statements, and that could materially and adversely affect the Company’s business, operating results and financial condition.

The Manager’s Discussion and Analysis should be read together with the financial statements and notes thereto, included elsewhere in this Offering Circular.

Overview

The Company is a newly formed company formed on November 18, 2021, and has no operating history. The Company’s current cash balance is One Hundred and No/100 Dollars ($100.00) as of January 25, 2022. The cash balance is not sufficient to fund the limited levels of operations for any period of time. In order to execute the plan of operations, the Company will require varying amounts of capital based on the assets funded or acquired by the Company. The Company intends to continuously offer Class A Units to investors on an ongoing basis to operate is business plan.

 Operating History of the Company

The Company has limited operating history and has not yet earned any revenues, which may make it difficult for potential investors to evaluate the Company’s business and assess the future viability and prospects of the Company. The Company, at this time, has limited assets and resources. In addition, the Manager provides the Company with management and administrative services, as well as services relating to other support operations, administration, and accounting.

 Results of Operations

 As of the date of this Offering Circular, the Company has not commenced operations. Having not commenced active operations, the Manager is not aware of any material trends or uncertainties, favorable or unfavorable, other than economic conditions affecting the commercial and residential real estate industry and real estate generally, which may be reasonably anticipated to have a material impact on the capital resources and the revenue or income to be derived from the operation of our assets.

 Liquidity and Capital Resources

As of the date of this Offering Circular, the Company is in the earliest stages of development and its cash balance is One Hundred and No/100 Dollars ($100.00). The Company will likely have liquidity problems if it cannot raise sufficient funds to operate. In addition, in order to execute the plan of operations, the Company will require varying amounts of capital based on the assets funded or acquired by the Company. The Company intends to continuously offer Class A Units to investors on an as needed basis to operate its business plan.

Emerging Growth Company

Upon the completion of this offering, we may elect to become a public reporting company under the Exchange Act. We will qualify as an “emerging growth company” under the JOBS Act. As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Going Concern

Our current financial condition and the uncertainty surrounding our ability to consummate this offering raises substantial doubt regarding our ability to continue as a going concern. As shown in the accompanying financial statements, we have sustained losses from operations since inception and do not have a predictable revenue stream. Our financial statements are prepared on the basis that our Company is a going concern. The going concern assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty related to our ability to continue as a going concern.

Debt Financing.

The Company may utilize Debt Financing to acquire the real estate portfolio.  Neither the Company nor the Manager have engaged any bank or financial institution in conversations regarding the proposed terms of any Debt Financing.

CONFLICTS OF INTEREST

The Company is subject to various conflicts of interest arising out of its relationship with our Manager and the Manager’s executive personnel, members, managers or affiliates. None of the agreements and arrangements between us and our Manager and the Manager’s executive personnel, members, managers or affiliates, including those relating to compensation, resulted from arm’s length negotiations.  In addition, no assurances can be made that other conflicts of interest will not arise in the future. These conflicts of interest include, but are not limited to, the following:

Allocation of Time

We rely on our Manager’s executive officers and key personnel who act on behalf of our Manager.  These executive officers and key personnel will continue to engage in other activities on their own behalf and on the behalf of others.  As a result, each executive officer and key personnel will face conflicts of interest in allocating their time to the Company and the other activities to which they are each involved.  However, we believe that our Manager and the executive officers and key personnel have the capability to dedicate such time to the affairs of the Company as may be reasonable required.

Receipt of Other Asset Level Fees by our Manager and its Affiliates

All fees and compensation paid to affiliates shall be market-based and commercially reasonable at all times, however, since absent the existence of these fees, Members might receive a higher return, the interests of our Manager and the Manager’s executive personnel, members, managers or affiliates, and the Members are adverse in this respect.

Additional Manager Compensation

Since our Manager’s affiliate, the Class B Member, shall receive substantial compensation through distributions, our Manager may have incentive to invest in riskier opportunities that it might believe would produce a greater return, a portion of which our Manager would keep. Since this potential additional return might result in additional risk and exposure, the interests of our Manager and Members may be adverse in this respect. The potential additional return may also encourage our Manager to cause the Company to make distributions when it might otherwise reinvest in real estate investment properties.

Competition by the Company with Other Affiliated Companies

The Manager and the Manager’s executive personnel, members, managers or affiliates may engage for their own accounts or for the accounts of others in other business ventures, including other public or private limited partnerships or limited liability companies. Neither the Company nor any Member will be entitled to an interest therein. The Manager and the Manager’s executive personnel, members, managers or affiliates may invest in real estate or other activities similar to those of the Company for their own accounts and expect to continue to do so.

The Manager and the Manager’s executive personnel, members, managers or affiliates may be members or managers of other entities which have investment objectives that have some similarities to the Company, which may cause Manager and the Manager’s executive personnel, members, managers or affiliates to pursue investments that are competitive with those of the Company. However, the decision as to the suitability of the investment by the Company will be determined by our Manager in its sole discretion.

Other Investments

The Manager and the Manager’s executive personnel, members, managers or affiliates may have investments in other real estate funds or accounts and real estate interests sponsored by or affiliated with our Manager as well as investments in non-affiliates. The performance of and financial returns on such other investments may be at odds with those of the Company.

Diverse Membership

The Members may include taxable and tax-exempt persons and entities and may include persons or entities organized in various jurisdictions including foreign investors. As a result, conflicts of interest may arise in connection with decisions made by our Manager that may be more beneficial for one type of Member than for another type of Member. In addition, our Manager may pursue properties that may have a negative impact on other investments made by certain Members in separate transactions. In selecting properties and the exit strategy appropriate for the Company, our Manager will not consider the investment, tax or other objectives of any Member individually.

Lack of Separate Representation

The Manager and the Company are not represented by separate counsel. The attorneys and other experts who have prepared the documents for this offering also perform other services for our Manager. This representation will continue.

Indemnification

Pursuant to the Operating Agreement, the Company will indemnify its Manager and any of its affiliates, agents, or attorneys from any action, claim, or liability arising from any act or omission made in good faith and in performance of its duties under the Operating Agreement. If the Company becomes obligated to make such payments, such indemnification costs would be paid from funds that would otherwise be available to distribute to investors or invest in further properties. To the extent these indemnification provisions protect our Manager and its Affiliates, agents, or attorneys at the cost of the investors in the Company, a conflict of interest may exist.

Other Services or Potential Compensation

We may engage affiliates of our Manager to perform services for and on behalf of the Company and we may, in connection with such services, pay to such affiliates reasonable compensation for these services.

Term of our Manager

Under our Operating Agreement, our Manager will serve as manager for an indefinite term and that our Manager may not be removed by the Members of the Company.

Our Manager (i) may elect to withdraw as our Manager by providing no less than 90 days prior notice to each Member; or (ii) may be disqualified to serve as the Manager if the Manager voluntary dissolves or liquidates, its bankruptcy or adjudication of insolvency, it making an assignment for the benefit of creditors, or it becoming subject to involuntary reorganization or liquidation proceedings and such proceedings not being dismissed within 90 days after filing.  Upon withdrawal or disqualification of the Manager, the Members by a majority of the allocation percentages of all Members shall vote to continue the Company and select a successor general partner or elect to dissolve the Company.

PRINCIPAL MEMBERS

Name of Beneficial Owner	Number and Class of Units	Percentage of Class Owned
Oasis Investment Holdings, LLC[1]	10 Class B Units	100%

[1]Oasis Investment Holdings, LLC is an affiliate of our Manager and is wholly owned by each of Michael Amir and Faheem Muhammed who each own a fifty percent (50%) interest Oasis Investment Holdings, LLC.

Unless otherwise indicated herein, the address for the Class B Member, Michael Amir and Faheem Muhammed is 840 Santee Street, Suite 605, Los Angeles, CA 90014.

Presently, the Company does not have any Class A Members.

DESCRIPTION OF CLASS A UNITS AND SUMMARY OF OPERATING AGREEMENT

The following descriptions of our Class A Units, certain provisions of Delaware law and certain provisions of our certificate of formation and Operating Agreement, which will be in effect upon consummation of this Offering, are summaries and are qualified by reference to Delaware law, our certificate of formation and our Operating Agreement.

This Company is a Delaware limited liability company organized under the Delaware Limited Liability Company Act, or Delaware LLC Act, and will remain in existence until dissolved in accordance with our Operating Agreement. The limited liability company interests in our Company will be denominated in units of membership interest, Class A Units and Class B Units. Class A Units are being offered to prospective investors under this Offering Circular. Our Operating Agreement provides that we may issue an unlimited number of units of membership interest with the approval of our Manager and without Member approval.

All of the Class A Units offered by this Offering Circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the Class A Units, as determined by our Manager, the holders of such Class A Units will not be liable to us to make any additional capital contributions with respect to such Class A Units (except for the return of distributions under certain circumstances as required by the Delaware LLC Act); provided, however, that the holders of the Class A Units may be diluted in the event such Class A Member does not contribute additional capital pursuant to a capital call under our Operating Agreement.  Members have no conversion, exchange, sinking fund or appraisal rights, no pre-emptive rights to subscribe for any securities of the Company and no preferential rights to distributions.

Purpose

Under our Operating Agreement, the Company was formed for the purpose of acquiring and managing residential and multi-family real estate properties in the greater Chicago, Illinois metropolitan area

Distributions

We expect that our Manager, when funds are available, will declare distributions with a daily record date, and, when funds are available, pay distributions quarterly in arrears. Members will be entitled to declared distributions on each of their Class A Units from the time the Class A Units are issued to the Member

We expect that our cash flow from operations available for distribution will be lower in the initial stages until we have raised significant capital and made substantial investments. Furthermore, we will make certain payments to our Manager, its affiliates and key personnel for services provided to us. See section titled “Management Compensation.” Such payments will reduce the amount of cash available for distributions.

Restrictions on Ownership and Transferability

The Operating Agreement provides that a Member is generally prohibited from transferring any of a Member’s Units in the Company. However, in accordance with the Operating Agreement, a Member may transfer Units to (i) another Member; (ii) to his or her spouse or other heirs upon the death of a Member – provided, that, such spouse or heirs shall only have economic rights and no voting rights; or (iii) any other transfer following application of a right of first refusal to the Company and a second right of refusal to the other Members; provided, however, that any transfer must also be approved by the Manager in writing and such transfer may not be prohibited by applicable federal or state securities laws.

Each investor will be required to represent that such investor will acquire his, her or its Class A Units for investment purposes only and not with a view to resale or distribution of all or any part thereof.

Voting Rights

Our Members will have voting rights only with respect to certain matters, as described below. Each outstanding Class A Unit entitles the Member to one vote on all matters submitted to a vote of Members. Generally, matters to be voted on by our Members must be approved by either two-thirds, as the case may be, of the votes cast by all Class A Units present in person or represented by proxy. If any such vote occurs, you will be bound by the two-thirds vote, as applicable, even if you did not vote with the two-thirds.

The following circumstances will require the approval of holders representing a majority or two-thirds, as the case may be, of the Class A Units:

●the taking of any action in contravention of the provisions of the Operating Agreement;

●any merger of the Company with or into another business entity;

●removal of our Manager as the manager of our company for “cause” as described under “Management—Term and Removal of the Manager”;

●the appointment of a new manager upon the removal, resignation or withdrawal of the Manager; and

●all such other matters as our Manager, in its sole discretion, determines will require the approval of Members, or as otherwise required by law.

Meetings of Members

Our Operating Agreement provides that special meetings of Members may only be called by our Manager. There will be no annual or regular meetings of the Members.

Operating Agreement

Our Operating Agreement designates Oasis Real Estate Investment Management, LLC as Manager. Our Manager will be entitled to vote on all matters submitted to our Members. Our Manager will not have any redemption, conversion or liquidation rights by virtue of its status as the Manager; however, our Manager will receive distributions from the Company in the form of a performance fee – see section titled “Compensation to the Manager.”

Our Operating Agreement further provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our Members and will not be subject to any different standards imposed by our Operating Agreement, the Delaware LLC Act or under any other law, rule or regulation or in equity.

Agreement to be Bound by our Operating Agreement; Power of Attorney

By purchasing Class A Units and executing a copy of the Subscription Agreement, upon release of your funds by the Escrow Agent and delivery of a counterpart execution of your Subscription Agreement, you will be admitted as a Member of our Company and will be bound by the provisions of, and deemed to be a party to, our Operating Agreement. Pursuant to Operating Agreement, each Member and each person who acquires a Class A Unit, grants to our Manager a power of attorney to:

(a)Execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

(1)all certificates, documents and other instruments (including the Operating Agreement and the Articles and all amendments or restatements hereof or thereof) that the Manager determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own Company property;

(2)all certificates, documents and other instruments that the Manager determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of the Operating Agreement;

(3)all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Manager determines to be necessary or appropriate to reflect the dissolution, liquidation and/or termination of the Company pursuant to the terms of the Operating Agreement;

(4)all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to the Operating Agreement;

(5) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class of Units issued pursuant to the Operating Agreement; and

(6)all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Company pursuant to the Operating Agreement.

(b)Execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Manager determines to be necessary or appropriate to (i) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of the Operating Agreement or (ii) effectuate the terms or intent of the Operating Agreement.

The power of attorney is irrevocable and a power coupled with an interest and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member and the transfer of all or any portion of such Member’s Units and shall extend to such Member’s heirs, successors, assigns and personal representatives. Each Member agrees to be bound by any representation made by the Manager acting in good faith pursuant to such power of attorney and each Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Manager taken in good faith under such power of attorney in accordance with the Operating Agreement. Each Member shall execute and deliver to the Manager within fifteen (15) days after receipt of the request therefor such further designation, powers of attorney and other instruments as the Manager determines to be necessary or appropriate to effectuate the Operating Agreement and the purposes of the Company.

The power of attorney allows the Manager to, among other things, execute and file documents required for our company’s qualification, continuance or dissolution. The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the Operating Agreement.

No Fiduciary Relationship with our Manager

We operate under the direction of our Manager, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our strategy. Our Manager performs its duties and responsibilities pursuant to our Operating Agreement. Our Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our Members. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities.

Limited Liability and Indemnification of our Manager and Others

Subject to certain limitations, our Operating Agreement limits the liability of our Manager, our Manager’s key personnel, members, managers and affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager, its officers, members, and managers and affiliates.

Our Operating Agreement provides that to the fullest extent permitted by applicable law our Manager and key personnel, members, managers and affiliates will not be liable to us. In addition, pursuant to our Operating Agreement, we have agreed to indemnify our Manager, our Manager’s key personnel, members, managers and affiliates, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the Operating Agreement.

It is the position of the U.S. Securities and Exchange Commission that indemnification for liabilities arising from, or out of, a violation of federal securities law is void as contrary to public policy. However, indemnification will be available for settlements and related expenses of lawsuits alleging securities law violations if a court approves the settlement and indemnification, and also for expenses incurred in successfully defending such lawsuits if a court approves such indemnification.

Amendment of Our Operating Agreement.

Our Operating Agreement may be amended, restated or modified from time-to-time by two-thirds of the Members and consented to by the Manager. Proposed amendments will be emailed to the Members by the Manager and Members may consent or disapprove such amendment by responding to the Manager’s email. A Member shall be deemed to consent to any proposed amendment that a Member fails to respond (either consenting or disapproving of such amendment) to a proposed amendment via email within ten (10) business days of such email being sent to the Member by the Manager. Notwithstanding the foregoing there are certain amendments of the Operating Agreement that do not require Member consent.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. We will use the accrual method of accounting to report income and deductions for tax purposes, will prepare its financials using GAAP and will compute net cash from operations and net capital transaction proceeds based on actual cash receipts, disbursements and reserves. For financial reporting purposes and federal income tax purposes, our fiscal year and our tax year are the calendar year.

The Manager shall cause the Company, at the Company’s expense, to file such tax returns as may be required by law. The Manager shall use commercially reasonable efforts to deliver to the Members (i) annual performance reports on the Company’s real estate assets, including summary financial information for each investment and (ii) information necessary for completion of tax returns, including a Form 1065 Schedule K-1 (if applicable) and otherwise as required by law, within the time period prescribed by law.

Determinations by our Manager

Any determinations made by our Manager under any provision described in our Operating Agreement will be final and binding on our Members, except as may otherwise be required by law.

Transfer Agent and Registrar

As of the date of this Offering Circular, we have not engaged a transfer agent, and do not intend to engage a transfer agent until such time as we are required to do so in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Termination and Dissolution

We will continue as a limited liability company until terminated under our Operating Agreement.  We will dissolve upon: (1) the election of our Manager to dissolve us; (2) the sale, exchange or other disposition of all or substantially all of our assets; or (3) the entry of a decree of judicial dissolution of our company.

PRIOR PERFORMANCE HISTORY

The Company and the Manager are newly formed entities and have no prior performance history.

LEGAL MATTERS

We have retained Centarus Legal Services Ltd. to advise it in connection with the preparation of this Offering Circular, the Subscription Agreement and any other documents related thereto.  Centarus Legal Services, PC has not been retained to represent the interests of any Member in connection with this offering. All prospective investors that are evaluating or purchasing Class A Units should retain their own independent legal counsel to review this Offering Circular, the Subscription Agreements and any other documents and matters related whatsoever to this offering, and to advise them accordingly.

EXPERTS

Our financial statements for the year ended December 31, 2021, included in this offering circular have been audited by Berman, Sosman & Rosenzweig, CPAs PLLC, an independent registered public accounting firm, as stated in its report appearing herein.  Such financial statements have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

INCOME TAX CONSIDERATIONS

Prospective investors are not to construe the contents of this Offering Circular or any prior or subsequent communication from us or from the Manager, its affiliates and employees or any professional associated with this offering as tax advice. Each investor should consult his, her, or its own tax counsel and accountant as to tax matters concerning his, her, or its investment. No representation or warranties of any kind are intended or should be inferred with respect to the tax consequences that may accrue from investment in the Class A Units. No assurance can be given that existing tax laws will not be changed or interpreted adversely. If the tax laws are changed or interpreted adversely, holders of our securities could fail to realize all or a portion of the economic or tax benefits contemplated by them.

Introduction

The following is a summary of certain material federal income tax consequences of acquiring, holding and disposing of Class A Units. Because the federal income tax consequences of investing in the Company varies from investor to investor depending on each investor's unique federal income tax circumstances, this summary does not attempt to discuss all of the federal income tax consequences of such an investment. Among other things, except in certain limited cases, this summary does not purport to deal with persons in special situations (such as financial institutions, non-U.S. persons, insurance companies, entities exempt from federal income tax, regulated investment companies, dealers in commodities and securities and pass-through entities). Further, to the limited extent this summary discusses possible foreign, state and local income tax consequences, it does so in a very general manner. Finally, this summary does not purport to discuss federal tax consequences (such as estate and gift tax consequences) other than those arising under the federal income tax. You are therefore urged to consult your tax advisers to determine the federal, state, local and foreign tax consequences of acquiring, holding and disposing of a Class A Unit.

The following summary is based upon the Code, as well as administrative regulations and rulings and judicial decisions thereunder, as of the date hereof, all of which are subject to change at any time (possibly on a retroactive basis). Accordingly, no assurance can be given that the tax consequences to the Company or its investors will continue to be as described herein.

The Company has not sought or obtained a ruling from the IRS (or any other federal, state, local or foreign governmental agency) as to any specific federal, state, local or foreign tax matter that may affect it. Accordingly, although this summary is considered to be a correct interpretation of applicable law, no assurance can be given that a court or taxing authority will agree with such interpretation, the conclusions reached by Tax Counsel or with the tax positions taken by the Company.

Partnership Status

We will initially be classified as a partnership, and not as an association taxable as a corporation, for federal income tax purposes. Accordingly, the Members, subject to the discussion regarding publicly traded partnerships below, will be partners in such partnership for federal income tax purposes.

A publicly traded partnership (a "PTP") is generally treated as a corporation for federal income tax purposes. If the Company were treated as a PTP, the Members would not be treated as partners for federal income tax purposes, and income or loss of the Company would not be passed through to the Members. Instead, the Company would be subject to federal income tax on its income at the rates applicable to corporations. The imposition of any such tax would reduce the amount of cash available to be distributed to our Members. In addition, distributions from our Company to our Members would be ordinary dividend income to such Members to the extent of our earnings and profits. Accordingly, status of the Company as a PTP would materially reduce the after-tax return to a Member from its investment in the Company.

Taxation of Members

As a limited liability company, the Company is not itself subject to U.S. federal income tax but will file an annual company information return with the IRS. Each Member is required to report separately on his or her income tax return his or her distributive share of the Company's net long-term capital gain or loss, net short-term capital gain or loss, net ordinary income, deductions and credits. The Company will send annually to each Member a Schedule K-1 showing his or her distributive share of the Company items of income, gain, loss deduction or credit.

Each Member that is subject to U.S. federal income taxes (a "U.S. Member") will be liable for taxes on its distributive share of Company income regardless of whether the Company has made any distributions to the Member.

Allocations of the items of income, gain, loss, deductions and credits of the Company will be made in accordance with the Operating Agreement of the Company. Such allocations are intended to have "substantial economic effect." If an allocation to a Member does not have substantial economic effect, such Member's distributive share of profit or loss for tax purposes will be determined in accordance with such Member's interest in the Company, considering all facts and circumstances. Consequently, if the IRS were to successfully challenge the allocations set forth in the Operating Agreement, the Member may be allocated different amounts of income, gain, loss, deductions or credits than initially reported to such Member.

Any capital gain or loss so recognized by a U.S. Member upon a distribution, withdrawal, termination or other disposition of its Class A Units generally would be long-term capital gain or loss to the extent of the portion of the Member's Class A Units that are held for more than twelve months, and short-term capital gain or loss to the extent of the portion of the Member's Class A Units that is held for twelve months or less. For this purpose, a Member would begin a new holding period in a portion of its Class A Units each time it makes an additional investment in the Company. Cash distributed (to a U.S. Member in excess of the adjusted tax basis of its Class A Units will be treated as an amount received on the sale or exchange of its Class A Units and will generally be taxable as capital gain. An in-kind distribution of property other than cash generally will not result in taxable income or loss to any Member.

Allocations

Investors are urged to review the Operating Agreement for a more complete description of the manner in which the Company will allocate its income, gain and losses for book and federal income tax purposes.

The IRS could disagree with the Company's methods of allocating income, gain and losses for federal income tax purposes, which could cause Members to recognize more or less income, gain or loss than originally allocated to them for federal income tax purposes.

Income or Loss on Sale of Assets. Generally, the gains and losses realized by the Company on the sale of our real estate assets should be characterized primarily as capital gains or losses. Generally, capital assets must be held for more than twelve months for the gain from the sale of the capital assets to qualify as long-term capital gains. Gains or losses on sales of capital assets that are held for twelve months or less are treated as short-term gains or losses and are taxed at ordinary income rates. Company income may also include ordinary income, including from interest and rental income.

Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 37.0% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than twelve months) of individuals is 20%. These rates are subject to change by new legislation at any time.

Also, there is an additional tax of 3.8% on the "net investment income" of certain individuals, trusts and estates. Among other items, "net investment income" generally includes gross income from interest and dividends and net gain attributable to the disposition of certain property, less certain deductions. Prospective Members should consult their tax advisors concerning the possible imposition of this tax in their particular circumstances.

Deductions of Losses and Expenses

Tax Basis and Amount at Risk. For federal income tax purposes, a Member may deduct losses and expenses allocated to it by the Company only to the extent of its adjusted tax basis in its Class A Units (or, in the case of individuals, certain non-corporate taxpayers and certain closely-held corporations, the lesser of such Member's adjusted tax basis in its Class A Units or its "amount at risk" with respect to such Class A Unit) as of the end of the Company's taxable year in which such losses occur or such expenses are incurred.

Generally, a Member's adjusted tax basis in its Class A Units is the amount paid for such Class A Units, reduced (but not below zero) by such Member's share of the Company's distributions, losses and expenses, and increased by such Member's share of the Company's liabilities, if any, and income and gain as determined for federal income tax purposes, including capital gains, with such reductions and increases made at the end of the Company's taxable year. (Tax basis is also important because gain or loss on cash distributions or partial or complete withdrawals from the Company is measured by reference to the adjusted tax basis of the Member's Class A Units, as discussed below).

Generally, a Member "amount at risk" with respect to a Class A Unit includes such Member's (1) cash contributions to the Company; (2) the adjusted basis of other property contributed by such Member to the Company; and (3) amounts borrowed for the purchase of Class A Units or for use by or in the Company for which such Member is personally liable or which are secured by property of such Member (not otherwise used by the Company) to the extent of the fair market value of the encumbered property. The "amount at risk" is increased by any income and gain (as determined for federal income tax purposes) derived by such Member from the Company and is decreased by any losses (as determined for federal income tax purposes) derived by such Member from the Company and the amounts of any withdrawals or other distributions received by such Member from the Company. For purposes of the foregoing, "loss" derived by a Member from the Company is defined as the excess of allowable deductions for a taxable year allocated to such Member by the Company over the amount of income actually received or accrued by such Member during that year from the Company. Disallowed loss that is suspended in any taxable year may be deducted in later years to the extent that the Member's amount at risk increases.

It is possible that a Member may be at risk with respect to its Class A Units in an amount that is less than its tax basis in such Class A Units.

In addition to the limitations discussed above, net capital losses are deductible by non-corporate taxpayers only to the extent of capital gains for the taxable year plus $3,000. Because of that limitation, a Member's distributive share of the Company's net capital losses is not likely to materially reduce the federal income tax on such Member's ordinary income.

Deductibility of Investment Expenditures by Non-corporate Investors. The Code provides that, in the case of a non-corporate taxpayer who itemizes deductions when computing taxable income, expenses incurred for the purpose of producing income (including investment management fees) generally must be aggregated with certain other "miscellaneous itemized deductions" and may be deducted only to the extent such aggregate expenses exceed 2% of such taxpayer's adjusted gross income. Further, such expenses are not deductible by a non-corporate Member in calculating his alternative minimum tax liability. In addition, the Code further limits the deductibility of investment expenses of an individual with an adjusted gross income in excess of a specified amount. Additionally, business expenses allocable to exempt interest income are not deductible.

The amount of a Member's allocable share of such expenses that is subject to this disallowance rule will depend on the Member's aggregate miscellaneous itemized deductions from all sources and adjusted gross income for any taxable year. Thus, the extent, if any, to which such fees and expenses will be subject to disallowance will depend on each Member's particular circumstances each year. It is intended that the allocation of profits and cash distributions made to the Manager with respect to the profit share is an allocable share of our earnings and not a fee. No assurance can be given however that the IRS could not recharacterize successfully the incentive allocations as a fee, in which case Members could be subject to the limitation on deductibility relating to miscellaneous itemized deductions and certain other itemized deductions of high-income individuals with respect to such amount, as described above. Prospective Members are urged to consult their tax advisors regarding their ability to deduct expenses incurred by us.

Passive Activity Loss Rules. In the case of Members that are individuals, estates, trusts, certain closely-held corporations or personal service corporations, Section 469 of the Code generally restricts the deductibility of losses and credits from a "passive activity" against certain income that is not derived from a passive activity. For federal income tax purposes, such passive losses and credits are deductible by a Member only against such Member's passive income. Members should consult their tax advisors regarding the possible application to them of the limitations on the deductibility of losses from certain passive activities contained in Section 469 of the Code.

Tax Consequences of Distributions

For purposes of distributions from a Member's capital account in the Company, its interest is not divided into separate interests. Rather, a Member's interest in the Company is "singular" even if the Member has made capital contributions to the Company at different times, and a distribution from a capital account is treated for tax purposes as a distribution with respect to the entire related Class A Units. Thus, if a Member receives a distribution of some but not all of his capital account, the full amount of each withdrawal or distribution will be taxable to the extent the amount of the withdrawal or distribution exceeds such Member's adjusted tax basis in such Class A Units. To the extent the amount of a distribution does not exceed a Member's tax basis in an Interest, such distribution generally is not reportable as taxable income but will reduce such tax basis, but not below zero. A Member generally will not recognize losses on distributions.

Because a Member's tax basis in its Class A Units is not increased by such Member's allocable share of the Company's income from investment activities until the end of the Company's taxable year, distributions during the taxable year could result in taxable gain to the Member even though no gain would result if the same withdrawals or distributions were made at the end of the taxable year. Furthermore, the share of the Company's income allocable to a Member at the end of the Company's taxable year would also be includible in such Member's taxable income and would increase such Member's tax basis in its remaining Class A Units as of the end of such taxable year.

A Member receiving a cash distribution from the Company in complete liquidation of its Class A Units generally will recognize capital gain or loss to the extent of the difference (if any) between the proceeds received and his adjusted tax basis in such Class A Units. Such capital gain or loss will be long-term, short-term or some combination of both, depending on the timing of such Member's capital contributions to the Company. Notwithstanding the foregoing, Section 751 of the Code provides that a withdrawing Member will recognize ordinary income to the extent the Company holds certain ordinary income items such as short-term obligations or market discount bonds, the interest on which has not been included in the Company's taxable income, regardless of whether the Member would otherwise recognize a gain on such withdrawal.

State and Local Taxes

Each Member may be required to file returns and pay state and local tax on such Member's share of the Company's income in the jurisdiction in which such Member is a resident and/or other jurisdictions in which income is earned by the Company. Certain of such taxes could, if applicable, have a significant effect on the amount of tax payable by a Member in respect of his investment in the Company. A Member may be entitled to a deduction or credit against tax owed to such Member's jurisdiction of residence for taxes paid to other states or jurisdictions in which such Member is not a resident. The Company may be subject to certain taxes in certain states or localities despite the fact that it is not subject to federal income tax.

Tax Elections

The Manager, in its sole discretion, may make any tax elections provided for in the Code on behalf of the Company. These elections include the election under Section 754 of the Code to adjust the tax basis of the Company’s assets when Class A Units in the Company are transferred or when a holder of Class A Units withdraws from the Company. The tax basis adjustment rules are mandatory when Class A Units are transferred to which there is a substantial built-in loss. A "substantial built-in loss" exists when the Company's adjusted basis in property exceeds by more than $250,000 the fair market value of such property. In lieu of the mandatory basis adjustment rules, special rules apply to electing investment partnerships and securitization partnerships.

Tax Audits

The Bipartisan Budget Act of 2015 changed the historic rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner's distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Under the rules, it is possible that they could result in the Company being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and each Member could be required to bear the economic burden of those taxes, interest and penalties even though the Company, as a partnership, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult with their tax advisors with respect to those changes and their potential impact on their investment in Class A Units.

Adjustments in tax liability with respect to the Company's tax items may be made at the Company level in a single proceeding rather than in separate proceedings with each Member. Paul Del Vecchio will represent the Company as the "partnership representative" during any audit and in any dispute with the IRS and may enter into a settlement agreement with the IRS that may be binding on you.

The Manager has the authority to, and may, extend the period for the assessment of deficiencies or the claiming of refunds with respect to all Members in the Company. If an audit results in an adjustment, all Members may be required to pay additional tax, interest and possibly penalties. There can be no assurance that the tax return of the Company or any Member will not be audited by the IRS or that no adjustments to such returns will be made as a result of such an audit.

Withholding Taxes

The Company may be required, on behalf of a Member, to withhold and remit taxes to federal, state, local or other jurisdictions from such Member's allocable share of the Company's income. Withholding taxes may apply, for example, to persons who are subject to "back up" withholding. To the extent that the Company is subject to any taxes or fees that are based on the specific characteristics of one or more Members, such taxes or fees shall be specially allocated to such Member(s).

Disclosure of Tax Structure and Treatment

Notwithstanding anything to the contrary stated herein or in any other documents pertaining to an investment in the Company, an investor (and each employee, representative or other agent of a Member) may disclose to any and all persons, without limitation of any kind, the anticipated tax treatment and tax structure of the Company and transactions contemplated by the Company), and all materials of any kind (including opinions or other tax analyses) related to such tax treatment and tax structure, if any.

Tax Information Reporting

While the Company will attempt to provide annual tax information to the Members on a timely basis, the Manager expects that information may not be available in sufficient time to permit the Company to distribute such information prior to April 15 of each year. As a result, the Company may not distribute such information to the Members until after April 15, and the Members may be required to obtain extensions of time for filing their income tax returns. To the extent practical, the Company expects to provide estimates of annual tax information to the Members prior to April 15 of each year in order to assist the Members in determining if any tax payments must be made on or prior to April 15 notwithstanding the extension of the filing deadline. U.S. Treasury regulations require taxpayers to make certain additional disclosures in connection with the filing of any tax return that reflects tax benefits from a "reportable transaction" as defined in the regulations, which include certain transactions that generate losses in excess of threshold amounts. To the extent that the Company engages in a "reportable transaction," Members may be required to make certain disclosures in connection with their tax returns and may be subject to penalties if such disclosures are not made.

Unrelated Business Taxable Income

Tax-exempt entities and qualified plans, including public charities, private foundations, IRAs and other qualified retirement plans are subject to federal income tax on unrelated business taxable income (“UBTI”). The rates of such tax depend on the nature of the tax-exempt entity or qualified plan. UBTI is defined generally as gross income from any unrelated trade or business, less the allowable deductions that are directly related to the carrying on of the trade or business, with certain statutory modifications. For purposes of calculating UBTI, a partner in a partnership is considered to be engaged in the trade or business of the partnership. Thus, a Member will be considered to be engaged in the business of the Company for UBTI purposes. Whether the trade or business of the Company will generate UBTI will depend generally on (a) the character of the Class A Units with respect to each Member, (b) whether the Company has net taxable income and (c) the character of items of gross income generated by the Company.

As discussed above, a Member will include in income its distributive share of items of Company income and losses. A Member that is a tax-exempt entity or plan must categorize those items under the rules of Section 512 of the Code to determine whether they must be included in computing UBTI. Items of gross income that are generally excluded from UBTI include dividends, interest, and gains or losses from the sale of property held for investment. Items of Company income that would otherwise be excluded from UBTI, however, will generate UBTI if the income-producing property is considered "debt-financed property" within the meaning of Section 514 of the Code. Thus, it is possible that some of the investments held by the Company will constitute debt-financed property and will generate UBTI to an investor that is a tax-exempt entity or qualified plan. In addition, if an investor that is a tax-exempt entity or qualified plan borrows money to acquire its Class A Units, those Class A Units will be treated as debt-financed property.

The foregoing is intended only as a general discussion of UBTI. The UBTI rules are complex, and their application depends in large part on the particular circumstances of each tax-exempt entity or qualified plan that invests in the Company. Any tax-exempt entity or qualified plan that is considering an investment in the Company should consult with its tax advisor regarding the impact of such an investment on UBTI.

Future Tax Law Changes

There may be future changes in federal income tax laws, resulting from legislative, administrative or judicial decisions, any of which may adversely affect the tax consequences of a United States investor's investment in the Company.

Need for Independent Advice

THE TAX MATTERS RELATING TO THE COMPANY AND ITS PROPOSED TRANSACTIONS ARE COMPLEX AND SUBJECT TO VARIOUS INTERPRETATIONS. THE FOREGOING IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING, PARTICULARLY SINCE THE TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY MAY NOT BE THE SAME FOR ALL INVESTORS. ACCORDINGLY, THE COMPANY URGES POTENTIAL INVESTORS TO CONSULT THEIR TAX ADVISORS PRIOR TO INVESTING IN THE COMPANY.

ERISA CONSIDERATIONS

THIS SUMMARY DOES NOT INCLUDE ALL OF THE FIDUCIARY INVESTMENT CONSIDERATIONS RELEVANT TO INVESTORS SUBJECT TO ERISA AND/OR SECTION 4975 OF THE CODE AND SHOULD NOT BE CONSTRUED AS LEGAL ADVICE OR A LEGAL OPINION. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN COUNSEL ON THESE MATTERS.

We reserve the right to refuse to issue Class A Units to any entity that is subject to ERISA. Each prospective investor, however, that is a pension, profit sharing or other employee benefit plan or trust subject to ERISA should consider the matters described below when evaluating a potential investment in the Class A Units of the Company.

If 25% or more of the Class A Units are owned, directly or indirectly, by ERISA Plans, the assets of the Company will be deemed to be plan assets subject to ERISA, in which case the Manager and will be considered fiduciaries subject to ERISA, transactions involving the assets of the Company may be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, and under certain circumstances the fiduciary of an ERISA Plan responsible for the plan’s investment in the Class A Units could be liable for any ERISA violations by the Manager. The Company intends to limit investment by ERISA Plans so that less than 25% of the Class A Units are beneficially owned by ERISA Plans.

In addition, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plan, unless a statutory or administrative exemption applies to the transaction. There can be no assurance that any exemption will be available with respect to any particular transaction involving the Class A Unit, or that, if an exemption is available, it will cover all aspects of any particular transaction. Any ERISA Plan fiduciary that proposes to cause an ERISA Plan to purchase Class A Units should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code to such an investment, and to confirm that such investment will not constitute or result in a prohibited transaction or any other violation of an applicable requirement under ERISA or the Code. By its purchase and holding of any Class A Units, any ERISA plan will be deemed to have represented and agreed that its purchase and holding of the Class A Units will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

If, at any time, the Manager reasonably believes that there is a material risk that existing participation in the Company by ERISA Plans is or would become significant, the Manager reserves the right to redeem (in whole or in part) the Class A Units held by any such ERISA Plans to the extent necessary to reduce the participation by ERISA Plans to a level where that risk is no longer believed to be material.

ACCEPTANCE OF SUBSCRIPTIONS MADE BY OR ON BEHALF OF ERISA INVESTORS IS IN NO WAY A REPRESENTATION BY THE MANAGER OR THE FUND THAT ANY SUCH INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT SUCH INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

PRIVACY POLICY

The Manager is committed to protecting investors' privacy and maintaining the confidentiality and security of investors' personal information. In accordance with its legal obligations, the Manager is required to inform investors how it treats certain information concerning investors to aid their understanding in how it handles investors' personal information and how such information is used to service investors.

Protecting investors' personal information is an important priority for the Manager. Accordingly, it uses the personal information collected about investors in order to provide better service. The Manager may collect nonpublic personal information about investors from the following sources: (i) applications or forms (for example, name, address, Social Security number, birth date, assets and income); (ii) transactional activity in investors' accounts (for example, trading history and balances); and (iii) other interactions within the

Manager or between the Manager and its affiliates (for example, discussions with staff).

The Manager only discloses nonpublic personal information about investors or former investors (including information regarding transactions or experiences with investors or former investors) to affiliates in the areas of financial, advisory and securities services and nonaffiliated third parties who assist the Manager in providing services to the Company (for example, accountants and attorneys), each as permitted by law or as otherwise required by law.

The Manager considers the protection of sensitive information to be a sound business practice and a foundation of customer trust and protects investors' personal information by maintaining physical, electronic and procedural safeguards. The Manager restricts inter-company access to investors' or former investors' nonpublic personal information to those employees who need to know that information to provide products or services to the Company.

REPORTS

We will furnish the following reports, statements, and tax information to each Member:

Reporting Requirements under Tier II of Regulation A.   Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: (i) an annual report with the SEC on Form 1-K; (ii) a semi-annual report with the SEC on Form 1-SA; (iii) current reports with the SEC on Form 1-U; and (iv) a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

Annual Reports.   As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending December 31, our board of directors will cause to be mailed or made available, by any reasonable means, to each Stockholder as of a date selected by the board of directors, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the board of directors. The board of directors shall be deemed to have made a report available to each Stockholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by the Company and available for viewing by the Stockholders.

Stock Certificates.   We do not anticipate issuing certificates representing Class A Units purchased in this offering to the Class A Members. However, we are permitted to issue certificates and may do so at the request of our transfer agent. The number of Units held by each Member, will be maintained by us or our transfer agent in our Company register.

HOW TO SUBSCRIBE

Subscription Procedures

Investors seeking to purchase Class A Units who satisfy the “qualified purchaser” standards should proceed as follows:

•Read this entire Offering Circular and any supplements accompanying this Offering Circular.

•Electronically complete and execute a copy of the Subscription Agreement. A specimen copy of the Subscription Agreement, including instructions for completing it, is included in this Offering Circular as Exhibit B.

•Electronically provide ACH instructions to us for the full purchase price of our Class A Units being subscribed for.

By executing the Subscription Agreement and paying the total purchase price for our Class A Units subscribed for, each investor agrees to accept the terms of the Subscription Agreement and attests that the investor meets the minimum standards of a “qualified purchaser”, and that such subscription for Class A Units does not exceed ten percent (10%) of the greater of such investor’s annual income or net worth (for natural persons), or ten percent (10%) of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be binding upon investors but will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part.

Right to Reject Subscriptions.   After we receive your complete, executed Subscription Agreement and the funds required under the Subscription Agreement have been received, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, generally without interest and without deduction.

Acceptance of Subscriptions.   Upon our acceptance of a Subscription Agreement, we will countersign the Subscription Agreement and issue the Class A Units subscribed at closing. Once you submit the Subscription Agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Minimum Purchase Requirements

You must initially purchase at least one (1) Class A Units at a price of $1,000.00 per Class A Unit. We reserve the right to revise the minimum purchase requirements in the future.

ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering. This Offering Circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

Oasis Real Estate Investments 1, LLC

840 Santee Street, Suite 605

Los Angeles, CA 90014

Phone: 213-379-6698

Email: contact@OASIS.build

Within 120 days after the end of each fiscal year we will electronically provide to our members of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to members. The Company does not intend to send paper copies out of its reports unless requested in writing by a Member.

OASIS REAL ESTATE INVESTMENTS 1, LLC

FINANCIAL STATEMENTS

OASIS REAL ESTATE INVESTMENTS 1, LLC
FINANCIAL STATEMENT

DECEMBER 31, 2021

OASIS REAL ESTATE INVESTMENTS 1, LLC INDEX TO FINANCIAL STATEMENTS
DECEMBER 31, 2021

Page
Independent Accountants' Audit Report	1-2

Financial Statement:
Balance Sheet as at December 31, 2021	3
Notes to Financial Statements	4-5

BERMAN, SOSMAN & ROSENZWEIG CPAs PLLC

ALL CORRESPONDENCE TO:

30 Jericho Executive Plaza Suite 200C

Jericho, New York 11753

Tel (516) 826-7600

Fax (516) 826-4343

www.cpataxsavers.com

INDEPENDENT AUDITORS' REPORT

To The Members of

Oasis Real Estate Investments 1, LLC

Chicago, IL

Opinion

We have audited the accompanying financial statement of Oasis Real Estate Investments 1, LLC, a Delaware Limited Liability Company, which comprise the balance sheet as of December 31, 2021, and the related notes to the financial statement.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Oasis Real Estate Investments 1, LLC as of December 31, 2021 m accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the auditor's Responsibilities for the Financial Statements section of our report. We are required to be independent of Oasis Real Estate Investments 1, LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibility of Management's for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the Unites States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statement, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Oasis Real Estate Investments 1, LLC' s ability to continue as a going concern within one year after the date that the financial statement is available to be issued.

1

Auditors' Responsibility

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal controls. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgement made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

1)Exercise professional judgement and maintain professional skepticism throughout the audit.

2)Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures including examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement.

3)Obtain an understanding on internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Oasis Real Estate Investments 1, LLC's internal control. Accordingly, no such opinion is expressed.

4)Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.

5)Conclude whether, in our judgement, there are conditions or events, considered in the aggregate, that raise substantial doubt about Oasis Real Estate Investments 1, LLC's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Berman, Sosman & Rosenzweig, CPAs PLLC

Jericho, New York

January 13, 2022

2

OASIS REAL ESTATE INVESTMENTS 1, LLC BALANCE SHEET

AS AT DECEMBER 31, 2021

Assets

Current Assets

Cash	$0

TOTAL ASSETS	$0

Liabilities and Members' Equity

Current Liabilities:

TOTAL CURRENT LIABILITIES	0

Members' Equity

Members' Capital	$0

TOTAL MEMBERS' EQUITY	0

TOTAL LIABILITIES AND MEMBERS' EQUITY	$0

See Accountants' Report and Accompanying Notes to Financial Statements

3

OASIS REAL ESTATE INVESTMENTS 1, LLC
NOTES TO FINANCIAL STATEMENT

INCEPTION NOVEMBER 18, 2021 -DECEMBER 31, 2021

Note 1. Organization and Nature of Business

Organization

Oasis Real Estate Investments 1, LLC. (the "Company") was organized in the state of Delaware as a Limited Liability Corporation on November 18, 2021.

Nature of Business

The Company had no operations from inception of November 18, 2021 to the year ended December 31, 2021. The Company will be engaged in purchasing single and multi-family housing facilities, renovating & renting them.

Note 2. Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period.

Cash and Cash Equivalents

The Company classifies as cash and cash equivalents all highly liquid investments with initial maturities of three months or less when purchased which are not deemed to be assets limited as to use.

Income Taxes

The Company was organized as a Limited Liability Company corporation and the members will be responsible for all taxes personally.

4

OASIS REAL ESTATE INVESTMENTS 1, LLC
NOTES TO FINANCIAL STATEMENTS
INCEPTION NOVEMBER 18, 2021 - DECEMBER 31, 2021

Note 2. Significant Accounting Policies (continued)

Revenue Recognition and Service Income:

When in operation, the Company will recognize income as they are earned.

Note 3. Subsequent Events

The Company has evaluated all events and transactions that occurred after January 10, 2022 through the date of on which the financial statements were available to be issued, for potential recognition and or recognition and disclosure in the financial statements.

The Company was capitalized with $100 on January 10, 2022.

The Company is seeking investors to raise capital in order to be able to start operations.

5

OASIS REAL ESTATE INVESTMENTS 1, LLC
FINANCIAL STATEMENTS

FOR THE PERIOD ENDED

JANUARY 10, 2022

OASIS REAL ESTATE INVESTMENTS 1, LLC

BERMAN, SOSMAN & ROSENZWEIG CPAs PLLC

ALL CORRESPONDENCE TO:

30 Jericho Executive Plaza Suite 200C

Jericho, New York 11753

Tel (516) 826-7600

Fax (516) 826-4343

www.cpataxsavers.com

INDEPENDENT AUDITORS' REPORT

To The Members of

Oasis Real Estate Investments 1, LLC

Chicago, IL

Opinion

We have audited the accompanying financial statement of Oasis Real Estate Investments 1, LLC, a Delaware Limited Liability Company, which comprise the balance sheet as of January 10, 2022, and related statement of cash flows for the period from January 1, - January 10, 2022, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oasis Real Estate Investments, LLC as of January 10, 2022 and its cash flows for the period then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the auditor's Responsibilities for the Financial Statements section of our report. We are required to be independent of Oasis Real Estate Investments 1, LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibility of Management's for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the Unites States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statement, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Oasis Real Estate Investments 1, LLC's ability to continue as a going concern within one year after the date that the financial statement is available to be issued,

1

Auditors' Responsibility

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal controls. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgement made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

1)Exercise professional judgement and maintain professional skepticism throughout the audit.

2)Identify and asses the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures including examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement.

3)Obtain an understanding on internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Oasis Real Estate Investments 1, LLC's internal control. Accordingly, no such opinion is expressed.

4)Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.

5)Conclude whether, in our judgement, there are conditions or events, considered in the aggregate, that raise substantial doubt about Oasis Real Estate Investments 1, LLC's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Berman, Sosman & Rosenzweig, CPAs PLLC

Jericho, New York

January 13, 2022

2

OASIS REAL ESTATE INVESTMENTS 1, LLC BALANCE SHEET

AS AT JANUARY 10, 2022

Current Assets

Cash	$100

TOTAL ASSETS	$100

Liabilities and Members' Equity

Current Liabilities:

TOTAL CURRENT LIABILITIES

Members' Equity

Members' Capital	$100

TOTAL MEMBERS' EQUITY	100

TOTAL LIABILITIES AND MEMBERS' EQUITY	$100

See Accountants' Report and Accompanying Notes to Financial Statements

3

OASIS REAL ESTATE INVESTMENTS 1, LLC

STATEMENT OF CASH FLOWS

FOR THE PERIOD OF JANUARY 1, 2022 - JANUARY 10, 2022

Cash Flows from Financing Activities:

Members' Capital Contribution	$100

Net Cash Provided by Financing Activities	100

Net Increase in Cash and Cash Equivalents Cash and Cash Equivalents - January 1, 2022	100

Cash and Cash Equivalents - January 10, 2022	$100

Supplemental Cash Flow Disclosures:

Cash Paid for Income Taxes	$

Cash Paid for Interest	$

See Accountants' Report and Accompanying Notes to Financial Statements

4

OASIS REAL ESTATE INVESTMENTS 1, LLC
NOTES TO FINANCIAL STATEMENT
JANUARY 1 -JANUARY 10, 2022

Note 1. Organization and Nature of Business

Organization

Oasis Real Estate Investments 1, LLC. (the "Company") was organized in the state of Delaware as a Limited Liability Corporation on November 18, 2021.

Nature of Business

The Company will be engaged m purchasing single and multi-family housing facilities, renovating & renting them.

Note 2. Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period.

Cash and Cash Equivalents

The Company classifies as cash and cash equivalents all highly liquid investments with initial maturities of three months or less when purchased which are not deemed to be assets limited as to use.

Income Taxes

The Company was organized as a Limited Liability Company corporation and the members will be responsible for all taxes personally.

5

OASIS REAL ESTATE INVESTMENTS 1, LLC
NOTES TO FINANCIAL STATEMENTS
JANUARY 1 -JANUARY 10, 2022

Note 2. Significant Accounting Policies (continued)

Revenue Recognition and Service Income:

When in operation, the Company will recognize income as they are earned.

Note 3. Subsequent Events

The Company has evaluated all events and transactions that occurred after January 10, 2022 through the date of on which the financial statements were available to be issued, for potential recognition and or recognition and disclosure in the financial statements.

The Company is seeking investors to raise capital in order to be able to start operations.

6

PART III

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description	Filed Herewith
Exhibit 2A	Operating Agreement	X
Exhibit 2B	Management Operating Agreement	X
Exhibit 4	Subscription Agreement	X
Exhibit 12	Opinion of Counsel	X
Exhibit 11A	Auditor’s Consent 2021	X
Exhibit 11B	Auditor’s Consent 2022	X

SIGNATURES

Pursuant to the requirements of Regulation A, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Circular and the correlating Offering Statement to be signed on its behalf, by the undersigned, thereunto duly authorized, in the city of Los Angeles, CA.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

OASIS REAL ESTATE INVESTMENTS 1, LLC,
a Delaware limited liability company

By: Oasis Real Estate Investment Management, LLC,
a Wyoming limited liability company
Its: Manager

By:
Name: Michael Amir Williams
Its: Co-Manager
Date:

By:
Name: Faheem Muhammed
Its: Co-Manager
Date: